Exhibit 10.17

2004 HUMAN RESOURCES Benefits for Your Life and Career FOR OFFICERS

2004 Enrollment Guide

What’s New for 2004 Open Enrollment

As part of our ongoing commitment to providing our Officers with a valuable and competitive benefits program, we have made some important enhancements and changes to the WellPoint Officer Benefits Program for 2004. Take the time to use the tools and information available to make the best decisions for you and your family.

New Medical Cost Structure

To allow us to keep medical contribution increases for the majority of our associates well below the overall cost increase of 18%, this year, our directors and Officers will absorb a greater portion of the increases. For 2004, medical contributions will be based on the four tiers of job level listed below, with each tier taking on a greater share of the medical cost increases.

Job Level	Associate Medical Contribution Increase

Non-exempt	10–12%
Exempt	15–18%
Director, Staff Vice President and Regional Vice President	48–52%
Vice President and Above	120–125%

These increases apply only to contributions for medical coverage. Associate contributions for dental and vision coverage, and the rate tables for life, AD&D, short-term and long-term disability insurance are not increasing for 2004.

Spouse/Domestic Partner Medical Coverage

Effective January 1, 2004, WellPoint will not be the primary payor for spouses/domestic partners who are eligible for other group medical coverage. Therefore, if your spouse/domestic partner (1) wants medical coverage and (2) is eligible for other group medical coverage, he or she must enroll in that plan for primary coverage. You may also enroll your spouse/domestic partner for secondary coverage in a WellPoint medical plan. There is no change in medical coverage for your children—they will continue to be eligible for coverage just as they are in 2003. In addition, this policy does not apply if your spouse is also a WellPoint associate.

During 2004 Open Enrollment, you will be required to certify online whether or not your spouse/domestic partner is eligible for other group medical coverage.

New Medical Choices

Depending on where you live and work, you will now have five options for medical coverage for you and your dependents:

•             WellPoint Health CareAdvocate PPO $300

•             WellPoint Health CareAdvocate PPO $500

•             WellPoint PowerHealth Fund

•             Health Maintenance Organization (HMO) — where available

•             Waive Coverage

You Must Enroll for 2004

Because we have made some important changes to your health care choices—including a new medical cost structure and new medical benefit options—all associates must log on to ASC Online and either select a medical plan or waive coverage for 2004. If you do not log on, a medial plan will be selected for you, based on your 2003 coverage level and plan.

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PPO Deductible Levels for Full-Time Associates

For 2004, you may choose between two deductible levels—$300 or $500—when you enroll in the WellPoint Health CareAdvocate PPO. Generally, the plan will cover 80% of most in-network medical care after you meet your annual deductible.

PPO Pre-Notification

If you enroll in either of the two WellPoint Health CareAdvocate PPO plans in 2004, you can receive the maximum benefits available for in-network services by contacting a Health CareAdvocate before receiving specialty care or going to the hospital. This is called pre-notification. See page 24 for more details.

Mail-Order Requirement for Maintenance Medications

Beginning January 1, 2004, if you choose to enroll in a WellPoint Health CareAdvocate PPO, WellPoint PowerHealth Fund or WellPoint HMO (e.g., BCC, BCBSGA, BCBSMo), you will need to refill and reorder your prescriptions for maintenance medications (as defined by WellPoint’s Healthcare Quality Assurance) through our mail-order service, PrecisionRx.

Two-Year Dental Election Requirement

Beginning in 2004, you will be able to enroll in dental benefits or change your election in even-numbered years only. That means you will not be able to change or decline the dental election you make this year until Open Enrollment for 2006.

New Dental Network in Missouri

In 2004, the dental network for associates in Missouri will change from the DentaMax network to the DentaBlue network—part of WellPoint Dental’s national network.

Health Care Flexible Spending Account Enhancement

As of October 1, 2003, you can be reimbursed for the cost of many over-the-counter medications when you participate in the Health Care Flexible Spending Account (FSA).

How to Use This Guide

Your 2004 Enrollment Guide contains benefit information that will be helpful in enrolling in the Benefits Program and FlexExec Officer Program of WellPoint Health Networks, Inc. (“WellPoint”) and its affiliates. Use this Enrollment Guide for:

Enrollment Procedures for New Associates

Enrollment procedures for new Officers are on page 11 of this Guide.

Open Enrollment

An overview of the 2004 Benefits Program starts on page 2, and enrollment procedures are on pages 9–10.

Because we have made important changes to your medical choices for 2004, you must log on to ASC Online at home.wellpoint.com or on the Internet at asconline.wellpoint.com and either select a medical plan or waive coverage for 2004.

Read this Enrollment Guide carefully to determine the benefits that best suit your needs for 2004. Enroll for 2004 benefits from October 30, 2003, through November 7, 2003.

Benefit Information

Explanations of the 2004 benefits are included for your review.

Benefits

WellPoint benefits provide you and your family with health care, life insurance and disability coverage options. You can change most of your benefits once a year in order to meet your needs for the upcoming year. Read this section carefully because you will not be able to change your elections during the year except as a result of a qualified mid-year change or if you meet special enrollment requirements.

FlexExec

An overview of the additional benefits provided to WellPoint Officers is included.

Additional Benefits

WellPoint offers you a wide spectrum of additional benefits to assist you in balancing your career and your personal life, including:

•             Employee Assistance and Work/Life Program

•             Nurse Counselors On Call

•             Work on Wellness (WOW)

You can take advantage of many of these benefits at any time during the year.

Financial Future and Retirement Benefits

Brief descriptions of the 401(k) Retirement Savings Plan and Employee Stock Purchase Plan are included.

Mid-Year Changes

WellPoint Officers experience a number of changes throughout the year that could affect their benefits, including marriage, birth and change of employment. Review the Mid-Year Changes section to learn more about what to do.

COBRA

An explanation of COBRA coverage is included for your review.

Important Information

An explanation of important legislation is included.

Important Telephone Numbers and Claims Addresses

A listing of phone numbers for providers and addresses for submitting claims is included.

About This Guide

This Guide describes the associate benefit and retirement plans available to WellPoint Officers.

This Guide does not serve as a guarantee of continued employment or benefits. WellPoint policies on hiring, discharge, layoff and discipline are in no way affected by the programs described here. In particular, nothing in this booklet alters WellPoint’s at-will employment policy, which provides that employment with WellPoint is not for a specified period of time and can be terminated by either WellPoint or the associate at any time, with or without cause or advance notice.

In addition, WellPoint reserves the right to amend or discontinue the WellPoint plans—or any part of them—with or without prior notice, at any time, at WellPoint’s sole discretion. If there is a discrepancy between this document and the plan documents, the provisions of the plan documents will govern.

Please note that individual Health Maintenance Organizations (HMOs) may make changes to their plans during the plan year as governed by their own state laws and programs.

Benefits for Your Life and Career

Table of Contents

Your 2004 Benefits Program

Benefits
FlexExec
Comprehensive Executive Non-Qualified Retirement Plan
Additional Plans

Your Benefits Eligibility

How Your Benefits Work

Domestic Partner Coverage

Open Enrollment Procedures for Current WellPoint Officers

Enrollment Procedures for New Officers

Benefits Information

Your Medical Coverage
Your Dental Coverage
Your Vision Coverage
Your Life Insurance Coverage
Your Dependent Life Insurance Coverage
• Spouse/Domestic Partner
• Child

Your Accidental Death and Dismemberment (AD&D) Coverage

Your Flexible Spending Accounts

Health Care
Dependent Day Care

FlexExec

Officer Physical Exams
Group Universal Life Insurance
Your Disability Coverage
Comprehensive Non-Qualified Retirement Plan

Additional Benefits

Employee Assistance and Work/Life Program
Nurse Counselors On Call
Work On Wellness

Your Financial Future and Retirement Benefits

Mid-Year Changes

Continuing Health Care Coverage (COBRA)

Important Information

Important Telephone Numbers

Important Addresses for Claims

Your 2004 Benefits Program

Here’s a quick look at the benefits offered to Officers of WellPoint Health Networks Inc.

Plan	Choices
Medical	WellPoint Health CareAdvocate PPO $300, WellPoint Health CareAdvocate PPO $500, WellPoint PowerHealth Fund, Group or HMOs

Dental (two-year election)	• Dental Net (available only in California) • WellPoint Standard Dental Plan • WellPoint Enhanced Dental Plan

Vision	Vision Service Plan

Life Insurance	• $50,000 (minimum coverage required) • 1 times your benefit salary • 2 times your benefit salary • 3 times your benefit salary • 4 times your benefit salary

Accidental Death and Dismemberment (AD&D) Insurance	• 1 times your benefit salary (minimum coverage required) • 2 times your benefit salary • 3 times your benefit salary • 4 times your benefit salary

Dependent Life Insurance
Spouse/Domestic Partner:	• $5,000 • 50% of your benefit salary • 1 times your benefit salary

Each Child*:	• $5,000 • $10,000 • $25,000

Flexible Spending Accounts	• Health care up to $5,000 • Dependent day care up to $5,000

*Amount payable depends on age of child. See page 33.

FlexExec

These benefit plans are provided for all WellPoint Officers automatically—no enrollment is required.

Plan	Options

Officer Physical Exams	Available to Vice Presidents and above with one year of service

Group Universal Life	2 times compensation* for Vice Presidents and General Managers 3 times compensation* for Senior Vice Presidents and above

Short-Term Disability	Maximum of 26 weeks salary continuance

Long-Term Disability	60% of compensation** for Vice Presidents and General Managers 70% of compensation** for Senior and Executive Vice Presidents

*                 Base salary as of September 1, 2003 plus target management bonus

**          Base salary as of September 1, 2003 plus target management bonus and commissions received from 9/1/2002 through 8/31/2003

Comprehensive Executive Non-Qualified Retirement Plan

Plan/Feature	Options

Supplemental 401(k) Deferral

You may defer 1%–6% of your eligible compensation after contributing the annual maximum to the 401(k) plan and also before becoming eligible for the Company match; deferrals receive a Company matching contribution

Salary Deferral	You may defer 1%–60% of your base salary

Management Bonus Deferral	You may defer 1%–100% of your 2004 bonus to be paid in 2005

Bonus Deferral (Bonus Awards in Excess of 150% of Target)	Any bonus amounts in excess of 150% of the target award will be deferred as cash; three-year vesting applies

Car Allowance Deferral (You may elect to defer your car allowance, receive it as taxable income, or decline it and receive mileage reimbursement.)	$4,800 annually for Vice Presidents and General Managers $7,200 annually for Senior Vice Presidents $9,600 annually for Executive Vice Presidents and above

Supplemental Pension Plan	WellPoint automatically makes contributions for compensation in excess of $205,000; five-year vesting applies

Additional Plans

Plan	Options

WellPoint 401(k) Retirement Savings Program	Highly compensated may defer 1%–8% of your eligible compensation; Company match applies (see page 45 for details)

Employee Stock Purchase Plan	You may contribute between $20 and $817.30 per pay period (see page 46 for details)

Your Benefits Eligibility

Newly hired Officers are eligible for benefits on the first day of the month coinciding with or following one calendar month of employment. For example, if you begin work on July 15, you’ll be eligible to participate in WellPoint’s health and welfare benefits on September 1. If you begin work on July 1, you’ll be eligible to participate on August 1.

If you are rehired within one year of termination, you are eligible for benefits on the first of the month following your rehire date.

Dependents

You may enroll only your eligible dependents in benefits. Enrolling dependents who are not eligible is a violation of Company policy that is subject to disciplinary action up to and including termination of employment. Domestic partner coverage is available for health and life insurance benefits. See pages 7–8.

Eligible dependents include:

•             Your spouse/domestic partner

•             Your or your spouse’s/domestic partner’s unmarried children through age 18 who are your dependents as defined in Internal Revenue Code section 152, even if you do not claim them as dependents for tax purposes. Legally adopted children, stepchildren and any child for whom you or your spouse/domestic partner are a legal guardian are eligible under the same terms as your own natural children.

•             Your or your spouse’s/domestic partner’s unmarried children, age 19 through 24, who are your dependents for income tax purposes and are enrolled for 12 or more credits per semester (or equivalent full-time basis) in an accredited college, university or post-high-school trade or technical school. You will be required to provide proof of full-time student status.

•             Your or your spouse’s/domestic partner’s unmarried children who are your dependents for income tax purposes and who are declared by a physician to be incapacitated or disabled. A physician’s note is required, and generally the child must have been covered under the plan at the time of disability.

You must notify the Associate Service Center when dependents no longer qualify for coverage (e.g., an ex-spouse after a divorce) or when they reach the limiting age of 19 (or 25 if a full-time student).

Note: You may not be covered as both an associate and as a dependent on WellPoint’s medical, dental, vision or life insurance plans. For example, if you and your spouse are both employed at WellPoint, you may elect to cover your spouse for medical, dental and vision. However, your spouse may not also elect those coverages as an associate. Or both you and your spouse may each elect to be covered as associates. Additionally, you may not have duplicate coverage for your children (i.e., both parents may not elect medical, dental, vision and/or life insurance for the children).

When Coverage Ends

Your coverage under the medical, dental and vision plans will end on the last day of the month in which your employment with WellPoint terminates. You may be eligible to continue your WellPoint health coverage through COBRA (see page 51). Employee life, AD&D, dependent life, STD and LTD end on your last day of employment with WellPoint. You may be able to convert your employee life insurance. Coverage for associates whose positions are eliminated as part of a reduction-in-force will receive subsidized COBRA for their medical, dental and vision coverage for three months following the last day of the month in which they are terminated, as specified in the release agreement. Other situations in which your coverage will be terminated are listed below, along with the same kind of information for your dependents.

All coverage will terminate at the earliest time specified below:

•             For the medical, dental and vision plans, on the last day of the month you cease to be an eligible associate (such as termination of employment, retirement, change in employment status or for any other reason)

•             For the employee life, dependent life, AD&D, STD and LTD plans, on the date you cease to be an eligible associate (such as termination of employment, retirement, change in employment status or for any other reason)

•             Upon discontinuation or termination of any plan, when such plan ends. The plans may be terminated or amended without notice to you

•             Upon non-payment of any required associate contribution

Your dependent(s)’ coverage will cease at the earliest time specified below:

•             When your coverage terminates

•             On the last day of the calendar month when your dependent(s) cease to be eligible, depending on plan provisions

•             Upon non-payment of any required associate contribution

New for 2004: Spouse/Domestic Partner Medical Coverage

Effective January 1, 2004, WellPoint will not be the primary payor for spouses/domestic partners who are eligible for other group medical coverage. Therefore, if your spouse/domestic partner (1) wants medical coverage and (2) is eligible for other group medical coverage, he or she must enroll in that plan for primary coverage. You may also enroll your spouse/domestic partner for secondary coverage in a WellPoint medical plan. There is no change in medical coverage for your children—they will continue to be eligible for coverage just as they are in 2003. In addition, this policy does not apply if your spouse is also a WellPoint associate.

If your spouse/domestic partner is eligible for other group medical coverage, the following provisions will apply:

•             Coverage under the other plan will be primary. If you elect WellPoint medical coverage for your spouse/domestic partner, WellPoint will pay only as a secondary carrier.

•             If your spouse/domestic partner chooses not to enroll in his or her employer’s plan, he or she will not be eligible to enroll in a WellPoint plan, and will not be able to receive any benefits from WellPoint’s Plan.

•             If your spouse/domestic partner is currently ineligible for his or her employer’s plan but becomes eligible during 2004, he or she must enroll in that plan and you may drop spouse/domestic partner coverage under a WellPoint plan.

•             If your spouse/domestic partner is not eligible for other medical coverage because he or she does not work or is not offered any medical benefits through his or her employer and you enroll your spouse in the WellPoint plan, the WellPoint plan will serve as the primary carrier for your spouse/domestic partner.

You will be required to certify online whether or not your spouse/domestic partner is eligible for medical coverage through another group plan when you enroll for your 2004 benefits. This policy change does not impact spouse/domestic partner benefits under the dental, vision, health care flexible spending account and life insurance plans.

How Your Benefits Work

Coverage Levels

In addition to deciding which medical, dental and vision options you want for yourself, you may also decide if you want dependent coverage. WellPoint offers four levels of coverage. You can select coverage for:

•             Yourself only

•             Yourself plus Spouse/Domestic Partner

•             Yourself plus Child(ren)

•             Yourself plus Family (Spouse/Domestic Partner and Child(ren))

The Pretax Advantage

You pay your share of the cost for most of your benefits on a pretax basis (excluding domestic partner coverage*). This means your contributions will be deducted from your pay BEFORE Social Security, Medicare, federal, state and local income taxes are calculated and withheld. This way, your taxable income is reduced, you pay less tax and retain more of your pay for other living expenses.

Pretax

•              Medical

•              Dental

•              Vision

•              Flexible Spending Accounts—Health Care and Dependent Day Care

Post-Tax

•              Employee Life Insurance

•              Dependent Life Insurance

•              Accidental Death and Dismemberment (AD&D)

•              Domestic Partner Coverage

*         For more information, please refer to the Domestic Partner Coverage section.

Coverage During a Leave of Absence

If you go on an unpaid leave of absence, you are given the option to discontinue some or all of your benefits as of the date the leave begins. You will have the option to reinstate these benefits when you return from the leave. If you continue your coverage during a leave of absence, it is your responsibility to make bi-weekly payments for the cost of your benefits to the Leave of Absence Unit. The maximum allowable time you may continue your benefits while on any leave of absence is 16 weeks, at which time you will be eligible to continue benefits under COBRA.

Changes to Coverage During a Leave of Absence

•             Changes that may result in an increase in the amount or volume of life insurance will not take effect while on a leave of absence; they are delayed until your return to active employment.

•             Updates to your benefit salary which may affect your STD and LTD income replacement are delayed until your return to active employment.

Domestic Partner Coverage

WellPoint offers certain benefit coverages to domestic partners. Officers who are eligible for benefits may enroll their domestic partners and/or children of domestic partners in medical,* dental, vision and life insurance coverage.

For the purpose of the WellPoint Benefits Program, a domestic partnership consists of two adults of the same or opposite sex who have chosen to share their lives in a committed relationship equivalent to that of married persons, and who reside together and share a mutual obligation of support for the basic necessities of life.

Eligibility

To qualify for benefits, the associate and domestic partner must meet ALL of the following criteria:

•             Each person is the other’s sole domestic partner and intends to remain so indefinitely.

•             Neither person is married to or legally separated from anyone else.

•             Each person is at least 18 years of age and mentally competent to consent to the terms of the Declaration of Domestic Partnership.

•             The associate and domestic partner are not related by blood to a degree of closeness that would prohibit legal marriage in the state in which they reside.

•             Both persons currently reside in the same residence and intend to do so indefinitely.

•             Both persons are jointly responsible for basic living expenses incurred during the domestic partnership.

•             Neither partner has had a different domestic partner within the last 12 months from the date of the execution of the Declaration of Domestic Partnership (this condition does not apply if the previous domestic partner is deceased).

•             Both persons have executed a domestic partnership agreement and/or registered as domestic partners in a jurisdiction that authorizes such agreements and/or registries OR at least TWO of the following statements are true:

•             Both persons have lived together continuously for the past 12 months.

•             The associate has designated the domestic partner as a beneficiary under his/her will, or the domestic partner has designated the associate as a beneficiary under his/her will.

•             The associate has granted his or her domestic partner powers under a durable power of attorney, or the domestic partner has granted the associate powers under a durable power of attorney.

•             The associate has previously designated the domestic partner as a beneficiary under his/her life insurance policy, or the domestic partner has previously designated the associate as a beneficiary under his/her life insurance policy.

•             Both persons share a joint bank account.

•             Both persons are cosigners of a lease or deed.

•             Both persons are named on the same car insurance policy.

*            Not all HMOs offer domestic partner coverage (see page 27). This coverage is available in all states under the PPO or Group Plan.

Certification

If you wish to elect domestic partner benefits for the first time, you must complete a Declaration of Domestic Partnership and return it for approval before any domestic partner benefits can be activated. The declaration form will be mailed to you when you elect domestic partner benefits. Both you and your domestic partner are required to sign the declaration and return it within 14 days of receipt.

Eligible Dependents

In addition to health and life insurance coverage for your domestic partner, you may also elect health and life coverage for the qualified children of your domestic partner. Your domestic partner’s children are eligible for coverage if they are:

•             Unmarried;

•             Primarily dependent on you or your domestic partner for support;

•             Living with you and your domestic partner in a regular parent-child relationship;

•             Within the age/student requirements of the plan benefits; and

•             Qualifies as an eligible dependent to be claimed by you or your domestic partner as defined in Internal Revenue Code section 152, even if you do not claim him or her as a dependent for tax purposes.

Tax Consequences

The IRS has determined that if you receive health benefits for your domestic partner and/or his or her children, AND your domestic partner and his or her children are not your dependents as defined by the IRS, you must pay federal income tax on the value of the benefits you received. The IRS defines the value of these benefits as the amount it would cost you to obtain the insurance for your partner and each of your partner’s children at group policy rates. The portion of your contribution that is attributable to coverage for your domestic partner and/or your domestic partner’s child(ren) will be paid on an after-tax basis. Because there are tax consequences associated with domestic partner coverage, we recommend you consult a tax advisor before electing this coverage.

You may view and print a copy of the Domestic Partner Guide from WorkSite (home.wellpoint.com). Go to Corporate Links>Human Resources>Library>Benefits. If you are unable to view or print these materials, call the Associate Service Center at (877) 342-5272 to have a copy sent to you.

Open Enrollment Procedures for Current WellPoint Officers

Comprehensive Executive Non-Qualified Retirement Plan

As in prior years, you will make your Comprehensive Executive Non-Qualified Retirement Plan elections by completing a FlexExec form. Web enrollment is not available for the Comprehensive Executive Non-Qualified Retirement Plan.

Benefits

Your benefit elections for 2004 will be in effect from January 1 through December 31, provided you remain eligible for benefits. In general, during the Open Enrollment period, you have the opportunity to change your coverage for the following plan year.

Open Enrollment will be from October 30, 2003, through November 7, 2003.

When you log on for Web enrollment to make changes, you must enter your user ID and password. Using your password and submitting your elections serve as your signature and your:

•             authorization to process benefit changes;

•             acceptance of associated costs; and

•             certification that the information you provide is accurate.

Before you enroll, give careful consideration to the benefits you will need for the 2004 calendar year. Unless you have a qualified mid-year change (see Mid-Year Changes on page 47), you may not make any changes to your enrollment selections until 2005 (or 2006 for dental).

If You Need to Make Changes

1.         Review this Enrollment Guide and select your benefit coverages. If you have specific questions about coverages, please contact the plan provider directly. Customer Service telephone numbers are listed in the Medical Comparison Chart (pages 18-23) and the Dental Comparison Chart (page 29).

2.         Log on to ASC Online to make your 2004 benefit elections from October 30, 2003, through November 7, 2003.

3.         You will receive a Confirmation Statement, along with any necessary forms, at the end of the Open Enrollment period. If you do not receive a Confirmation Statement by December 1, 2003, please contact the Associate Service Center immediately.

4.         Check your Confirmation Statement carefully. You may also review your elections online at any time via ASC Online > Self Service > eBenefits. If you need to make any changes or corrections, call the Associate Service Center at (877) 342-5272 before December 19, 2003.

Enroll Via ASC Online

During this Open Enrollment period, you must log on to ASC Online and either select a medical plan or waive coverage for 2004. Simply type home.wellpoint.com from your browser at work to access the enrollment site from the WellPoint Intranet. You can also access the enrollment site from home at asconline.wellpoint.com. You must enter your user ID and password.

Important: After you scroll through and make the changes you want, you must click “Submit.” Your elections are not final until you click the “Submit” button and the summary of elections screen appears.

ASC Online

Log on at work at home.wellpoint.com

or at home at asconline.wellpoint.com

If You Do Not Log On to ASC Online to Enroll

•             A medical plan will be selected for you based on your 2003 coverage level and plan. You will receive your 2003 benefit coverages for all other benefits (except for your Flexible Spending Accounts) at the new 2004 contribution levels.

•             You will NOT participate in the Health Care or Dependent Day Care Flexible Spending Accounts. You must log on to ASC Online to authorize Health Care and Dependent Day Care Spending Account deductions for 2004.

Confirmation Statements

•             A Confirmation Statement will be mailed to your home the week of November 17, 2003. You may also review your elections online at any time via ASC Online > Self Service > eBenefits.

•             Check your Confirmation Statement carefully. If you need to make any changes or corrections, or fix omissions, call the Associate Service Center before December 19, 2003. You cannot make changes or corrections after December 19, 2003.

Keep your Confirmation Statement for your records.

Forms

Depending upon your elections, you may be required to complete and submit additional information.

•             If you are newly enrolling or are adding a new dependent in an HMO or Dental Net (California associates only), you must complete an HMO or Dental Net enrollment form.

•             A Declaration of Domestic Partnership is required if you are adding your domestic partner to your coverage for the first time.

•             An Evidence of Insurability (EOI) form is required if you select an associate life insurance option that is two levels greater than your existing coverage. If you increase coverage for your spouse/domestic partner by one level or more, an EOI form is required. Should you increase child life insurance by two levels or more, you will need to complete an EOI form for each child.

EOI forms will be sent to your home address after November 20, 2003.

For coverage to be effective for January 1, 2004, all forms must be returned by December 19, 2003.

Deductions and Pay Periods in 2004

There will be 27 pay periods in 2004. Your first benefit deductions for 2004 will begin with your January 2, 2004, paycheck. If you notice any errors or omissions on this paycheck, contact the Associate Service Center immediately. No corrections can be made after January 16, 2004.

Questions?

If you have any questions about your benefit options or procedures, contact the Associate Service Center. If you have specific medical or dental coverage questions, please call the Customer Service numbers listed in the Medical Comparison Chart (pages 18–23) and the Dental Comparison Chart (page 29).

Enrollment Procedures for New Officers

Comprehensive Executive Non-Qualified Retirement Plan

You will make your Comprehensive Executive Non-Qualified Retirement Plan elections by completing enrollment forms, which will be sent to you under separate cover. Web enrollment is not available for the Comprehensive Executive Non-Qualified Retirement.

Benefits

Before you enroll, give careful consideration to the benefits you will need for the 2004 calendar year. Unless you have a qualified mid-year change (see Mid-Year Changes on page 47), you may not make any changes to your enrollment selections until 2005 (or 2006 for dental).

Enrollment will be conducted through ASC Online, a Web enrollment system where associates enter their benefit selections. This system will be available seven days a week during your enrollment period.

Steps

1.         Review this 2004 Enrollment Guide and select your benefit coverages. To assist you in your provider selections, provider directories are available on WorkSite or by contacting your local Human Resources office. If you have questions about medical or dental coverage, please contact the plan providers directly at the Customer Service phone numbers listed in the Medical Comparison Chart (pages 18–23) and the Dental Comparison Chart (page 29).

2.         Complete the Enrollment Worksheet and select your coverage levels prior to enrolling.

3.         Log on to ASC Online to make your 2004 benefits elections. Simply type home.wellpoint.com from your browser at work to access the enrollment site from the WellPoint Intranet. You can also access the enrollment site from home at asconline.wellpoint.com. You will be asked to enter your user ID and your password. Using your password and submitting your elections serve as your signature and your:

•             authorization to process benefit changes;

•             acceptance of associated costs; and

•             certification that the information you provide is accurate.

4.         You will receive a Confirmation Statement, along with any necessary forms, after you complete your enrollment. If you do not receive a Confirmation Statement within two weeks of enrolling, contact the Associate Service Center immediately.

5.         Check your Confirmation Statement carefully. If you need to make any changes or corrections, contact the Associate Service Center before the deadline listed on your Confirmation Statement.

Default Coverage—If You Don’t Enroll

If you do not make your elections within the time period indicated on your Enrollment Worksheet, you will be assigned default coverage automatically. Default coverage provides minimal benefits for you only—not your dependents. With default coverage, you receive the following benefits:

•             WellPoint PowerHealth Fund, associate only coverage with $1,500 deductible

•             $50,000 in life insurance

•             One times your benefit salary in Accidental Death and Dismemberment (AD&D) insurance

•             No Flexible Spending Account Participation

If coverage is defaulted, you must wait until the next annual Open Enrollment period to elect other coverage.

Benefits Information

Your Medical Coverage

The medical choices for 2004 are designed to meet the needs of individuals with varying personal situations. Depending on where you live and work, you may be able to choose a WellPoint Health CareAdvocate preferred provider organization (PPO), WellPoint PowerHealth Fund (a consumer-driven plan), a health maintenance organization (HMO) or a group plan if you live where there is no PPO or HMO available. You may also choose to waive medical coverage.

Your medical options are based on both your home address and/or your work location. Please carefully review provider directories (available on WorkSite or at your local Human Resources office) before making an election. In making your choice, it’s important that you read and understand the benefits available to you, as well as the limitations and exclusions. The information in this Enrollment Guide is only an overview—refer to your Summary Plan Description for more information.

Consider the way you now receive—or would like to receive—medical care, and identify your alternatives.

•             HMOs generally require you to pay a fee (copay) when you use network services and provide no benefits when you use a provider outside the network.

•             With the WellPoint Health CareAdvocate PPOs, you pay in-network office copays, annual deductibles and coinsurance up to your out-of-pocket maximum. You may use a non-network provider if you are willing to share more of the cost.

•             With the WellPoint PowerHealth Fund you pay an annual deductible and coinsurance up to an out-of-pocket maximum. What’s different about this plan from our other PPO options is that a special account funded by WellPoint provides first-dollar coverage for your out-of-pocket expenses that are subject to the deductible. See page 13 for a detailed description of this new medical plan option.

Also find out whether your current providers participate in an available network. If you’re enrolling in an HMO and will be a new patient with a particular primary care physician, call the physician’s office to determine whether he/she is accepting new patients.

Special Considerations

If you have coverage under another group medical plan, you have the option to waive your medical coverage under WellPoint. If you waive medical coverage, you must certify coverage with another group plan (part-time associates do not need to certify coverage). For example, you may be covered under your spouse’s plan. You can waive coverage and receive a credit, which is taxable income in your paycheck. Part-time associates are not eligible for any credits.

If you elect an HMO (for the first time) or add dependents to your HMO coverage, you must submit an HMO Enrollment Form no later than December 19, 2003 (or the effective date of your coverage for 2004 new hires), or you will be assigned a provider.

If you have a qualified mid-year change (see page 47), you must notify the Associate Service Center within 31 days of the change.

New WellPoint PowerHealth Fund…A Different Kind of Health Plan

For 2004, WellPoint is offering a new type of health care plan—the WellPoint PowerHealth Fund. This type of plan is often called a “consumer-driven” plan because it encourages you, the participant or consumer, to become much more involved in health care decisions. It combines a higher deductible PPO with a special WellPoint-funded Power Fund Account (PFA) to help cover your first-dollar out-of-pocket expenses that are subject to the deductible. Once the deductible is met, the plan pays a certain percentage of in-network and out-of-network expenses, just like our other PPO plans. Once you have reached your out-of-pocket maximum, then the Plan pays 100% of covered expenses. Like our other PPOs, in-network discounts keep the costs down. Pharmacy copays are not reimbursed through the PFA.

How Does It Work?

At the beginning of the year, WellPoint will deposit money into a Power Fund Account (PFA) for you if you elect this plan. You then use this money to pay for the first expenses incurred by you and your dependents for health needs covered by the plan, such as office visits and diagnostic tests. Preventive care, such as annual physicals and well woman exams, are generally covered separately at 100%, subject to plan limits.

The amount WellPoint contributes toward your PFA and your deductible amounts will depend on the number of dependents you enroll in the plan. Associates with family coverage will have higher account balances and higher deductibles than those with associate only coverage, as shown in the table below.

As you and your covered dependents use health services, your claims will automatically cross over into the PFA. The claim amounts are withdrawn from your PFA and are reimbursed to you. Once the WellPoint-provided funds are spent, you are responsible for paying all expenses until the balance of the annual deductible is satisfied.

If you don’t use all the money WellPoint deposits in your PFA during 2004, unlike Flexible Spending Accounts, you can roll over that amount to use for health care expenses during 2005. Any rollover from a prior year has no effect on the amount WellPoint contributes. In other words, WellPoint would deposit the same amount for all participants at the beginning of the next plan year, whether or not you had money left over from the prior year. Funds remaining in the PFA will not be refunded to you if you leave the plan.

You can check your PFA balance, keep track of your deductible throughout the year and access other tools to help you manage your PFA balance at www.powerhealthfund.com. If you have questions about your PFA, you can contact Blue Cross of California at (800) 234-0111.

Coverage Level	Annual Power Fund Account (PFA) Contribution	Annual Deductible

Associate Only	$300	$1,500

Associate + Spouse/DP	$600	$1,500 per person

Associate + One Child	$600	$1,500 per person

Associate + Children	$900	$1,500 per person, up to $4,500 maximum

Family	$900	$1,500 per person, up to $4,500 maximum

WellPoint PowerHealth Fund—One Family’s Example:

Jessica decides to enroll herself and her three dependent children in the WellPoint PowerHealth Fund. She elects Associate + Children coverage with a $1,500 annual deductible per person, up to a maximum of $4,500. WellPoint contributes $900 each year into her Power Fund Account (PFA).

				PFA BALANCE

First Year	WellPoint deposits $900 into Jessica’s PFA on January 1, 2004.			$900
Expenses	All family members have annual exams (Preventive care is covered 100% by the plan.)		$0

	Her son Scott requires treatment for two sinus infections (two $90 office visits).	$	+180

	Her daughter Angela falls off her bicycle and suffers a sprained wrist (two $90 office visits and X-rays).	$	+267

	Total expenses deducted from PFA:		$447	$-447
Total out-of-pocket expenses for the family:			$0

PFA rollover to 2005 (initial $900 balance, minus total out-of-pocket expenses of $447):				$453

NOTE: Total family medical expenses do not exceed the annual deductible of $1,500 per person (up to the $4,500 maximum), so Jessica pays the entire amount from her PFA. Also, she has a remaining balance, which automatically rolls over to 2005.

				PFA BALANCE

Rollover from First Year					$453

Second Year	On January 1, 2005, Jessica receives another $900 deposit in her Power Fund Account.			$	+900
					$1,353
Expenses	All family members have annual exams. (Preventive care is covered 100% by the plan.)		$0

	Jessica requires back surgery, a brief hospital stay and follow-up care.	$	+10,800

	Her son Scott visits his physician and a specialist about his allergies ($90 office visit, two specialist visits).	$	+290

Total expenses			$11,090

NOTE: Jessica’s medical expenses exceed the annual deductible of $1,500 per person. Since Jessica has a balance of $1,353 in her PFA, that money would be used first to pay the expenses. Jessica pays the difference between her annual deductible ($1,500) and the amount in her PFA ($1,353), or $147. Once the deductible is satisfied, coinsurance kicks in. Since Jessica used an in-network hospital and doctors, her plan pays 80% of the $9,300 in remaining charges ($10,800 - $1,500 = $9,300). She is responsible for the other 20%, or $1,860 ($9,300 x 20% = $1,860).

Since Jessica used the balance in her PFA to pay for the expenses related to her back surgery, she will have to pay for Scott’s visits to his physician and specialist out-of-pocket since he has not reached the $1,500 per person annual deductible.

Total out-of-pocket expense for family: ($147 toward deductible + $1,860 + $290 of charges after deductible)	$2,297

End of year Power Fund Account balance: (Beginning balance of $1,353 was used during the year.)	$0

Access to Health Information 24/7

With the new WellPoint PowerHealth Fund, you can access tools and information online 24 hours a day, seven days a week, to help you make wise decisions about your health care at www.powerhealthfund.com.

•             Estimate, track and pay your expenses.

•             Locate doctors and hospitals.

•             Research and screen hospitals and their costs based on the factors that matter most to you.

•             Download ID cards, claim forms and information.

•             Access mental health counseling services.

•             Receive prescription news, updates about new medicines and protocols.

•             Access resources about healthy living, preventive care and wellness.

•             Review information about discount programs and services for healthy lifestyles: gyms, vitamins, hypnotherapy, massage and much more.

Is The PowerHealth Fund Right for You?

This new kind of health plan can be a good choice for you if you are actively involved in your health care and the types of health care services and supplies you receive. It is also an ideal choice for people who want more control over their health care dollars.

Mail-Order Requirement for Maintenance Medications

As of January 1, 2004, if you choose to enroll in a WellPoint Health CareAdvocate PPO, WellPoint PowerHealth Fund or WellPoint HMO (e.g., BCC, BCBSGA, BCBSMo), you will need to fill your prescriptions for maintenance medications (as defined by Healthcare Quality Assurance) through our mail-order service, PrecisionRx.

PrecisionRx is an easy-to-use service that will save you both time and money. When you fill your prescriptions through this service, you can generally receive a 90-day supply of medication for the cost of a 60-day supply. Plus, you save time by having your prescriptions delivered directly to your home or work.

If you receive a new prescription for a maintenance medication, your initial three purchases can be made at a retail pharmacy. However, subsequent refills will need to be made through PrecisionRx. Therefore, you will need to ask your provider for two prescriptions: one for the retail purchase and one for mail order.

A list of maintenance drugs will be available on WorkSite in December 2003.

New for 2004: Spouse/Domestic Partner Medical Coverage

Effective January 1, 2004, WellPoint will not be the primary payor for spouses/domestic partners who are eligible for other group medical coverage. Please see page 5 for more details.

Claims Procedures

If you choose one of the WellPoint Health CareAdvocate PPOs or the WellPoint PowerHealth Fund, your provider will file claims for you and your covered dependents when you receive care in-network. For non-network providers or if you choose the Group Plan, your provider may use a universal claim form and mail it to the claims address on your ID card. You can obtain a claim form by calling Customer Service at (800) 234-0111 or by downloading a claim form from Member Services at www.bluecrossca.com or from WorkSite at home.wellpoint.com > Corporate Links > Forms > Benefits.

All WellPoint Health CareAdvocate PPO, WellPoint PowerHealth Fund and Group claims should be mailed to:

WellPoint

P.O. Box 4109

Woodland Hills, CA 91365

Attn: Associate Claims Unit

Be sure to use a separate claim form for each patient and provider.

For mail-order prescriptions, send your order to:

Prescription Drug Program—Mail Service
P.O. Box 961025
Fort Worth, TX  76161-9863

There may be some medications you cannot order through this program. Call (866) 274-6825 to find out if you can order your medicine through the Mail Service.

Pre-Notify to Receive Maximum PPO Benefits

To maximize your specialty care and hospital benefits under either of the two WellPoint Health CareAdvocate PPOs, you will need to pre-notify a Health CareAdovcate at (800) 234-0111 before receiving care.

If you do not pre-notify a Health CareAdvocate before receiving specialty care or going to the hospital, you will have to pay a higher copay and/or an additional 10% of the cost of care you receive.

Medical Comparison Chart

The Medical Comparison Chart has been designed to help you understand the differences between plans. Carefully review this information before making your benefit selection.

Note: You continue to be responsible for all copays, even after you reach the out-of-pocket maximum. The benefits listed reflect the information available at the time of printing.

Medical Comparison Chart

	PPO(12)
Deductible(1)	300	500	WellPoint PowerHealth Fund
Associate Only	$300	$500	$1,500
Associate + Spouse/DP or One Child	$300 per person	$500 per person	$1,500 per person
Associate + Children	$300 per person, up to $900 maximum	$500 per person, up to $1,500 maximum	$1,500 per person, up to $4,500 maximum
Family	$300 per person, up to $900 maximum	$500 per person, up to $1,500 maximum	$1,500 per person, up to $4,500 maximum

Power Fund Account Deposit	300		500		WellPoint PowerHealth Fund
Associate Only	N/A		N/A		$300
Associate + Spouse/DP or One Child	N/A		N/A		$600
Associate + Children	N/A		N/A		$900
Family	N/A		N/A		$900

	300		500		WellPoint PowerHealth Fund
Out-of-Pocket Maximum(2)	Network(6)	Non-Network	Network(6)	Non-Network	Network	Non-Network
Individual	$2,500	$6,900	$3,500	$7,100	$4,500	$7,600
Family	$7,500	$20,700	$10,500	$21,300	$13,500	$22,800

	Network Providers		Non-Network Providers
Hospital Services(3),(6)	Pre-notification and Pre-certification needed		Pre-certification needed
Inpatient	80% after deductible		60% after deductible
Outpatient	80% after deductible		60% after deductible
Skilled Nursing Facility	80% after deductible; limited to 100 days/calendar year		60% after deductible; limited to 100 days/calendar year

Professional Services
Office Visits	300	$20 copay	60% after deductible
	500	$25 copay	60% after deductible
	PowerHealth Fund	80% after deductible	60% after deductible
Well Baby Care:	(birth through age 6)		(birth through age 6)
• Office Visits	300	$20 copay	60% after deductible
	500	$25 copay	60% after deductible
	PowerHealth Fund	80% (deductible waived)	60% (limited to $20 per exam)
• Immunizations	300	$0 copay	60% after deductible
	500	$0 copay	60% after deductible
	PowerHealth Fund	$0 copay (deductible waived)	60% (limited to $12 per immunization)
Annual Routine Exam ($300 maximum, including Well Woman Exam)	300	100% covered (does not apply toward deductible)	60% after deductible
	500	100% covered (does not apply toward deductible)	60% after deductible
	PowerHealth Fund	100% covered (does not apply toward deductible)	60% after deductible
Well Woman Exam ($300 maximum, included in Annual Routine Exam)
• Office Visit	300	100% covered (does not apply toward deductible)	60% after deductible
	500	100% covered (does not apply toward deductible)	60% after deductible
	PowerHealth Fund	100% covered (does not apply toward deductible)	60% after deductible
• Mammogram	300	100% covered (does not apply toward deductible)	60% after deductible
	500	100% covered (does not apply toward deductible)	60% after deductible
	PowerHealth Fund	100% covered (does not apply toward deductible)	60% after deductible
• Pap Smear	300	100% covered (does not apply toward deductible)	60% after deductible
	500	100% covered (does not apply toward deductible)	60% after deductible
	PowerHealth Fund	100% covered (does not apply toward deductible)	60% after deductible
X-ray and Lab Tests	80% after deductible		60% after deductible

Emergency Medical Services
Professional Services (at hospital)	80% after deductible		80% after deductible
Hospital Emergency Room	80% after deductible		80% after deductible (7)

Maternity
Hospital	80% after deductible		60% after deductible
Office Visits	300	$20 copay	60% after deductible
	500	$25 copay	60% after deductible
	PowerHealth Fund	80% after deductible	60% after deductible
Infertility Diagnostic Procedures	80% after deductible		60% after deductible

Mental Health Care/Substance Abuse
Inpatient(3) (limited to 30 days per calendar year)	80% after deductible		60% after deductible

Outpatient (limited to 50 visits per calendar year)	80% after deductible		60% after deductible

Miscellaneous Services
Chiropractic (26 visit maximum/calendar year.	300	$20 copay	60% ($25 maximum/visit after deductible has been met)
All visits must be medically necessary.)	500	$25 copay	60% ($25 maximum/visit after deductible has been met)
	PowerHealth Fund	80% after deductible	60% ($25 maximum/visit after deductible has been met)
Acupuncture (26 visit maximum/calendar year)	300	$20 copay	60% ($25 maximum/visit after deductible has been met)
	500	$25 copay	60% ($25 maximum/visit after deductible has been met)
	PowerHealth Fund	80% after deductible	60% ($25 maximum/visit after deductible has been met)
Physical Therapy/Physical Medicine	80% after deductible		60% after deductible
Allergy Test	300	$20 copay	60% after deductible
	500	$25 copay	60% after deductible
	PowerHealth Fund	80% after deductible	60% after deductible
Allergy Treatment	80% after deductible		60% after deductible

Prescription Drugs(4),(5)
	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):
	$7 generic	$14 generic	$7 generic	$14 generic
	$15 brand (formulary)	$30 brand (formulary)	$15 brand (formulary)	$30 brand (formulary)
	$30 brand (non-formulary)	$60 brand (non-formulary)	$30 brand (non-formulary)	$60 brand (non-formulary)
	Infertility drugs not covered		Infertility drugs not covered

Customer Service Number	(800) 234-0111		(800) 234-0111

(1)          Deductible— Copay amounts do not apply toward the deductible.

(2)          Satisfying the smaller in-network coinsurance and deductible will apply toward, but not satisfy, the larger out-of-network coinsurance and deductible, excluding any copays. Satisfying the larger out-of-network coinsurance and deductible will automatically satisfy the smaller in-network coinsurance and deductible, excluding any copays. Copays do not apply to the out-of-pocket maximum.

(3)          Pre-certification is required. You must initiate; failure to do so will result in a $250 additional deductible for medically necessary care. Under no circumstances are benefits payable for unnecessary care.

No pre-existing conditions apply.

	Group(8)			Blue Cross HMO

Deductible	Deductible(9)			Deductible
Individual	$300	$500	$1,500	There is no deductible; some services require a copay
Family	$900	$1,500	$4,500	There is no deductible; some services require a copay

Out-of-Pocket Maximum	Out-of-Pocket Maximum			Out-of-Pocket Maximum
Individual	$2,500	$3,500	$4,500	$1,500
Family	$7,500	$10,500	$13,500	$3,000 (2 family members)
$4,500 (3 or more family members)
Hospital Services	Hospital Services(3)			Hospital Services
Inpatient	80% after deductible			$250 room and board copay per admission
Outpatient	80% after deductible			No charge
Skilled Nursing Facility	80% after deductible (limited to 100 days/calendar year)			No charge (up to 100 days per year)

Professional Services	Professional Services			Professional Services
Office Visits	80% after deductible			$15 copay

Well Baby Care:
• Office Visits	80% after deductible			$15 copay

• Immunizations	100% covered			No charge

Annual Routine Exam	100% covered (does not apply to deductible)			$15 copay
($300 maximum, including Well Woman Exam)

Well Woman Exam	($300 maximum, included in Annual Routine Exam)
• Office Visit	100% covered (does not apply to deductible)			$15 copay

• Mammogram	100% covered (does not apply to deductible)			No charge

• Pap Smear	100% covered (does not apply to deductible)			No charge

X-ray and Lab Tests	80% after deductible			No charge

Emergency Medical Services	Emergency Medical Services			Emergency Medical Services
Professional Services (at hospital)	80% after deductible			No charge
Hospital Emergency Room	80% after deductible			$50 copay, waived if admitted

Maternity	Maternity			Maternity
Hospital	80% after deductible			Same as Hospital Services—Inpatient
Office Visits	80% after deductible			$15 copay
Infertility Diagnostic Procedures	80% after deductible			50% (copay will not be applied to out-of-pocket maximum)

Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse			Mental Health Care/Substance Abuse
Inpatient	80% after deductible (up to 30 days per calendar year)(3)			$100/day copay, up to 30 days per year (copay will not be applied to out-of-pocket maximum)
Outpatient (50 visit maximum/calendar year)	80% after deductible			$35 copay, up to 20 visits per year

Miscellaneous Services	Miscellaneous Services			Miscellaneous Services
Chiropractic	80% after deductible (26 visit maximum/calendar year)			$15 copay, when approved by PCP
Acupuncture ($25/visit and 26 visit/calendar year maximum)	80% after deductible (26 visit maximum/calendar year)			$15 copay, when approved by PCP
Physical Therapy/Physical Medicine	80% after deductible			$15 copay, up to 60 visits per year
Allergy Test	80% after deductible			$15 copay
Allergy Treatment	80% after deductible			$15 copay

Prescription Drugs	Prescription Drugs(4)			Prescription Drugs(4)

	Retail Copays (30-day supply):		Mail-Order Copays (90-day supply):	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):
	$7 generic		$14 generic	$7 generic	$14 generic
	$15 brand (formulary)		$30 brand (formulary)	$15 brand (formulary)	$30 brand (formulary)
	$30 brand (non-formulary)		$60 brand (non-formulary)	$30 brand (non-formulary)	$60 brand (non-formulary)
	Infertility drugs not covered			Infertility drugs not covered

Customer Service Number	(800) 234-0111			(800) 234-0111 or www.bluecrossca.com

(4)         If you choose a brand drug when a generic is available, you will pay the generic copay plus 100% of the cost difference between the brand and the generic retail or mail order cost.

(5)         Prescriptions for maintenance medications (more than three scripts) must be filled through mail order to be covered.

(6)          Pre-notification to a Health CareAdvocate required for in-network specialty and hospital care to receive maximum benefits allowed. If you do not pre-notify a Health CareAdvocate before receiving care, you will have to pay a higher copay and/or your coinsurance is 30% rather than 20%. Pre-notification is not required for the PowerHealth Fund.

Blue Choice Healthcare (GA)		UNICARE HMO (Illinois)		UNICARE Health Plan of Texas

Deductible		Deductible		Deductible
There is no deductible; some services require a copay		There is no deductible; some services require a copay		There is no deductible; some services require a copay
There is no deductible; some services require a copay		There is no deductible; some services require a copay		There is no deductible; some services require a copay

Out-of-Pocket Maximum		Out-of-Pocket Maximum		Out-of-Pocket Maximum
None		$1,500		$1,500
None		$3,000		$3,500 (2 family members)
$4,500 (3 or more family members)
Hospital Services		Hospital Services		Hospital Services
$250 room and board copay per admission		$250 room and board copay per admission		$250 room and board copay per admission
No charge		No charge		No charge
No charge (up to 100 days per year)		No charge (up to 60 days per year)		No charge (up to 100 days per year)

Professional Services		Professional Services		Professional Services
$15 copay		$15 copay		$15 copay

$15 copay		$15 copay		$15 copay

No charge (office visit copay may apply)		No charge (office visit copay may apply)		No charge

$15 copay		$15 copay		$15 copay

$15 copay		$15 copay		$15 copay

$15 copay		$15 copay (if doctor’s office visit)		No charge

$15 copay		$15 copay (if doctor’s office visit)		No charge

No charge		No charge		No charge

Emergency Medical Services		Emergency Medical Services		Emergency Medical Services
No charge		No charge		No charge
$50 copay, waived if admitted		$50 copay		$50 copay (waived if admitted)

Maternity		Maternity		Maternity
Same as Hospital Services—Inpatient		Same as Hospital Services—Inpatient		Same as Hospital Services—Inpatient
$15 copay (first visit only)		$15 copay (first visit only)		$15 copay
$15 copay (artificial insemination and in-vitro fertilization are excluded)		No charge (4 attempts for actual infertility per lifetime)		50% (copay will not be applied to out-of-pocket expenses)

Mental Health Care/Substance Abuse		Mental Health Care/Substance Abuse		Mental Health Care/Substance Abuse
No charge, up to 30 days per year for mental health and 30 days for substance abuse		No charge, up to 30 days per year		$100/day copay, up to 30 days per year (copay will not be applied to out-of-pocket maximum)
$25 copay, up to 20 visits per year		$20 copay, up to 20 visits per year		$35 copay, up to 20 visits per year, when ordered by PCP (psychoanalysis excluded)

Miscellaneous Services		Miscellaneous Services		Miscellaneous Services
Not covered		Not covered		$15 copay, when approved by PCP
Not covered		Not covered		$15 copay, when approved by PCP
$15 copay, up to 20 visits per year		$15 copay, up to 60 visits per year		$15 copay, up to 60 visits per year
$15 copay		No charge (office visit copay may apply)		$15 copay
$15 copay		No charge (office visit copay may apply)		$15 copay

Prescription Drugs(4)		Prescription Drugs(4)		Prescription Drugs(4)

Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):
$7 generic	$14 generic	$7 generic	$14 generic	$7 generic	$14 generic
$15 brand (formulary)	$30 brand (formulary)	$15 brand (formulary)	$30 brand (formulary)	$15 brand (formulary)	$30 brand (formulary)
$30 brand (non-formulary)	$60 brand (non-formulary)	$30 brand (non-formulary)	$60 brand (non-formulary)	$30 brand (non-formulary)	$60 brand (non-formulary)
Infertility drugs not covered				Infertility drugs not covered

(800) 441-2273 or www.bcbsga.com TDD: (404) 842-8073		(800) 234-0111		(800) 234-0111 or www.unicare.com

(7)          PowerHealth Fund: 80% for first 48 hours; 60% after 48 hours

(8)          This plan is for associates who live in an area where neither a PPO network nor an HMO network is available.

(9)          The deductible is included in the out-of-pocket maximum.

Network Blue New England (MA)		Blue Care Network of S.E. Michigan

Deductible		Deductible
There is no deductible; some services require a copay		There is no deductible; some services require a copay
There is no deductible; some services require a copay		There is no deductible; some services require a copay

Out-of-Pocket Maximum		Out-of-Pocket Maximum
None		None
None		None

Hospital Services		Hospital Services
$250 room and board copay per admission		$250 room and board copay per admission; individual—$750 maximum per year; family—$1,000 maximum per year
$15 copay in office visit setting		No charge
$250 per admission (up to 100 days per year)		No charge (up to 45 days per year)

Professional Services		Professional Services
$15 copay		$15 copay

Well Child Care
$15 copay		$15 copay

No charge (office visit copay may apply)		No charge (office visit copay may apply)

$15 copay		$15 copay

$15 copay		$15 copay

No charge (office visit copay may apply)		No charge (office visit copay may apply)

No charge (office visit copay may apply)		No charge (office visit copay may apply)

No charge		No charge (office visit copay may apply)

Emergency Medical Services		Emergency Medical Services
No charge		No charge
$50 copay (waived if admitted)		$50 copay

Maternity		Maternity
Same as Hospital Services—Inpatient		Same as Hospital Services—Inpatient
No charge		$15 copay
$15 per visit		50% of covered charges

Mental Health Care/Substance Abuse		Mental Health Care/Substance Abuse
Same as Hospital Services—Inpatient section above, up to 60 days per year for mental health care and up to 30 days per year for substance abuse		No charge, up to 30 days per year for mental health care and 50% copay for detoxification (1 program/year)
$15 copay/visit up to 24 visits/year for mental health care and up to 8 visits/year for substance abuse		50% copay, up to 20 visits per year for mental health and 20 visits for substance abuse

Miscellaneous Services		Miscellaneous Services
Not covered		$15 copay
Not covered		Not covered
$15 copay, up to 60 visits per year		$15 copay, 60 consecutive days/episodes/year
$15 copay		50% copay for testing
No charge		$5 copay for injections (office visit copay may apply)

Prescription Drugs		Prescription Drugs

Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):	Retail or Mail-Order Copays (30-day supply):
$10 generic (at Network Blue participating pharmacies)	$20 generic	$5 generic
$20 brand (preferred)	$40 brand (preferred)	$15 brand (preferred)
$35 brand (non-preferred)	$70 brand (non-preferred)	$25 brand (non-preferred)

(800) 588-5509 or www.bcbsma.com		(800) 662-6667 or www.bcbsm.com

(10)    At the time of printing, CareFirst had not provided any updates for 2004.

(11)    Not to exceed 10 times the copay per pregnancy.

(12)    $2 million maximum lifetime benefit.

	HMO Blue Cross (Dallas/Ft.Worth)		CareFirst BlueChoice HMO (VA)(10)

Deductible	Deductible		Deductible
Individual	There is no deductible; some services require a copay		There is no deductible; some services require a copay
Family	There is no deductible; some services require a copay		There is no deductible; some services require a copay

Out-of-Pocket Maximum	Out-of-Pocket Maximum		Out-of-Pocket Maximum
Individual	$1,000		Limited to required copays and coinsurance
Family	$2,000		Limited to required copays and coinsurance

Hospital Services	Hospital Services		Hospital Services
Inpatient	$275 room and board copay per admission		$300 room and board copay per admission
Outpatient	$100 copay for outpatient surgery		$20 copay for visit ($10 copay for PCP, $20 for specialist for outpatient surgery
Skilled Nursing Facility	$25 copay per day (up to 60 days per year)		No charge

Professional Services	Professional Services		Professional Services
Office Visits	$15 copay		$10 copay for PCP, $20 for specialist

Well Baby Care:	Well Child Care		Well Child Care
• Office Visits	No charge		$10 copay per visit

• Immunizations	No charge		No charge (office visit copay may apply)

Annual Routine Exam	No charge (office visit copay may apply)		$10 copay for PCP, $20 for specialist

Well Woman Exams
• Office Visit	$15 copay		$10 copay for PCP , $20 for specialist

• Mammogram	No charge (office visit copay may apply)		No charge at plan-approved facilities

• Pap Smear	No charge (office visit copay may apply)		No charge

X-ray and Lab Tests	No charge		No charge at plan-approved facilities

Emergency Medical Services	Emergency Medical Services		Emergency Medical Services
Professional Services (at hospital)	No charge		$10 copay for PCP, $20 for specialist
Hospital Emergency Room	$75 copay ($30 copay for urgent care)		$50 copay (waived if admitted); $20 copay for urgent care

Maternity	Maternity		Maternity
Hospital	Same as Hospital Services—Inpatient		Same as Hospital Services—Inpatient
Office Visits	$15 copay first visit only		$10 copay for PCP, $20 for specialist
Infertility Diagnostic Procedures	$15 copay for outpatient diagnostic counseling, consultations and planning services		$10 copay for PCP, $20 for specialist(11)

Mental Health Care/Substance Abuse	Mental Health Care		Mental Health Care/Substance Abuse
Inpatient	Inpatient: 50% of allowable amount, up to 30 days per year		50% copay, up to 30 days per year for mental health and detoxifications;
	Outpatient: $25 copay per visit, up to 20 visits per year		$25 copay per visit for doctor (one visit per day)
Substance Abuse (limited to 3 treatments per lifetime)
Inpatient: $275 copay per admission
Outpatient	Outpatient: $15 copay		$25 copay per visit (up to 20 visits per year)

Miscellaneous Services	Miscellaneous Services		Miscellaneous Services
Chiropractic	$15 copay with PCP referral		$20 copay per visit (up to 20 visits per condition per year)—referral required
Acupuncture	Not covered		Not covered
Physical Therapy/Physical Medicine	$15 copay with PCP referral		$20 copay per visit (up to 30 visits per year)
Allergy Test	50% copay		$10 copay for PCP, $20 for specialist
Allergy Treatment	50% copay		$10 copay for PCP; $20 for specialist

Prescription Drugs	Prescription Drugs		Prescription Drugs(4)

	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):
	$10 generic	$30 generic	$10 generic	$20 generic
	$15 brand (preferred)	$45 brand (preferred)	$20 brand (formulary)	$40 brand (formulary)
	$30 brand (non-preferred)	$90 brand (non-preferred)	$35 brand (non-formulary)	$70 brand (non-formulary)

Customer Service Number	(877) 299-2377 or www.bcbstx.com Group #60611		(866) 520-6099 or www.carefirst.com

(1)          Deductible— Copay amounts do not apply toward the deductible.

(2)          Satisfying the smaller in-network coinsurance and deductible will apply toward, but not satisfy, the larger out-of-network coinsurance and deductible, excluding any copays. Satisfying the larger out-of-network coinsurance and deductible will automatically satisfy the smaller in-network coinsurance and deductible, excluding any copays. Copays do not apply to the out-of-pocket maximum.

(3)          Pre-certification is required. You must initiate; failure to do so will result in a $250 additional deductible for medically necessary care. Under no circumstances are benefits payable for unnecessary care.

No pre-existing conditions apply.

(4)         If you choose a brand drug when a generic is available, you will pay the generic copay plus 100% of the cost difference between the brand and the generic retail or mail order cost.

(5)         Prescriptions for maintenance medications (more than three scripts) must be filled through mail order to be covered.

(6)          Pre-notification to a Health CareAdvocate required for in-network specialty and hospital care to receive maximum benefits allowed. If you do not pre-notify a Health CareAdvocate before receiving care, you will have to pay a higher copay and/or your coinsurance is 30% rather than 20%. Pre-notification is not required for the PowerHealth Fund.

	BlueCHOICE HMO		HealthLink HMO
	(Missouri—not available in Cape Girardeau)		(Missouri—not available in Springfield)

Deductible	Deductible		Deductible
Individual	There is no deductible; some services require a copay		There is no deductible; some services require a copay
Family	There is no deductible; some services require a copay		There is no deductible; some services require a copay

Out-of-Pocket Maximum	Out-of-Pocket Maximum		Out-of-Pocket Maximum
Individual	There is no out-of-pocket maximum		There is no out-of-pocket maximum
Family	There is no out-of-pocket maximum		There is no out-of-pocket maximum

Hospital Services	Hospital Services		Hospital Services
Inpatient	$250 room and board copay per admission		$250 room and board copay per admission
Outpatient	No charge		No charge
Skilled Nursing Facility	No charge (up to 100 days per year)		No charge (up to 100 days per year)

Professional Services	Professional Services		Professional Services
Office Visits	$15 copay		$15 copay

Well Baby Care:
• Office Visits	$15 copay		$15 copay

• Immunizations	$15 copay		No charge (office visit copay may apply)

Annual Routine Exam	100% covered, office visit copay may apply		$15 copay
(Including Well Woman Exam, Mammogram and Pap smear)

X-ray and Lab Tests	No charge		No charge

Emergency Medical Services	Emergency Medical Services		Emergency Medical Services
Professional Services (at hospital)	No charge		No charge
Hospital Emergency Room	$50 copay, waived if admitted		$50 copay, waived if admitted

Maternity	Maternity		Maternity
Hospital	Same as Hospital Services—Inpatient		Same as Hospital Services—Inpatient
Office Visits	$50 copay, first visit only		$50 copay, first visit only
Infertility Diagnostic Procedures	50% (copay will not be applied to out-of-pocket maximum)		50% (copay will not be applied to out-of-pocket maximum)

Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse		Mental Health Care/Substance Abuse
Inpatient	$250 room and board copay per admission plus		$100/day copay, up to 30 days per year
$100/day copay, up to 30 days per year

Outpatient	$35 copay, up to 20 visits per year, when ordered by a PCP		$35 copay, up to 20 visits per year, when ordered by a PCP (psychoanalysis excluded)

Miscellaneous Services	Miscellaneous Services		Miscellaneous Services
Chiropractic (26 visit maximum/calendar year)	$15 copay, when approved by PCP		$15 copay, when approved by PCP
Physical Therapy/Physical Medicine	$15 copay, up to 60 visits per year		$15 copay, up to 60 visits per year
Allergy Test	$15 copay		$15 copay
Allergy Treatment	$15 copay		$15 copay

Prescription Drugs	Prescription Drugs(4)		Prescription Drugs(4)
	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):	Retail Copays (30-day supply):	Mail-Order Copays (90-day supply):
	$7 generic	$14 generic	$7 generic	$14 generic
	$15 brand (formulary)	$30 brand (formulary)	$15 brand (formulary)	$30 brand (formulary)
	$30 brand (non-formulary)	$60 brand (non-formulary)	$30 brand (non-formulary)	$60 brand (non-formulary)

	Infertility drugs not covered		Infertility drugs not covered

Customer Service Number	(866) 622-8322 or www.bcbsmo.com		(800) 624-2356 or www.healthlink.com

(7)          PowerHealth Fund: 80% for first 48 hours; 60% after 48 hours

(8)          This plan is for associates who live in an area where neither a PPO network nor an HMO network is available.

(9)          The deductible is included in the out-of-pocket maximum.

(10)    At the time of printing, CareFirst had not provided any updates for 2004.

(11)    Not to exceed 10 times the copay per pregnancy.

(12)    $2 million maximum lifetime benefit.

Pre-Notification for Specialty and Hospital Care

If you enroll in either of the two WellPoint Health CareAdvocate PPO plans in 2004, you can receive the maximum benefits available for in-network services by contacting a Health CareAdvocate at (800) 234-0111 before receiving specialty care or going to the hospital. This is called pre-notification. Pre-notification does not apply to the new WellPoint PowerHealth Fund or any of the HMO plans.

Remember, you must make this call. Your doctor will not make the call for you. By simply making the call, you automatically maximize your specialty or hospital benefits. Under some circumstances, the Health CareAdvocate may refer members to special health improvement programs.

In general, when you call a Health CareAdvocate first, you’ll receive the highest level of benefits. Your pre-notification may cover multiple visits associated with a single course of treatment. If you do not contact a Health CareAdvocate first, you will have to pay a higher copay and/or an additional 10% of the cost of care you receive. For example, if you check into an in-network hospital and you contact a Health CareAdvocate, then the Plan will pay 80% of your covered expenses, as opposed to only 70% of your covered expenses if you do not contact a Health CareAdvocate first. This means you will pay 20% instead of 30%.

Services performed by a family practitioner, general practitioner, internist, pediatrician, obstetrician-gynecologist (except for maternity services) or nurse practitioner do not require pre-notification to receive the highest level of benefits. Pre-notification is required to receive the maximum level of benefits for all other care. Please note that the pre-notification process cannot result in denial of services.

Pre-Certification

If you are covered under the WellPoint Health CareAdvocate PPO, WellPoint PowerHealth Fund or the Group Medical Plan and need care from a hospital (inpatient only), ambulatory surgical center (outpatient only) or a chemical dependency rehabilitation facility, you must obtain a pre-certification. This ensures you obtain the maximum benefits available under the plan.

You must call for pre-certification three days before your scheduled admission or care. For an emergency admission, you must call within 48 hours after the start of the confinement. To obtain a pre-certification, call the toll-free phone number listed on your ID card. If treatment will be provided by a network physician, your physician may make the call for you, but you are responsible if this call does not occur.

Notes:

•                  If pre-certification is not obtained, an additional deductible of $250 will apply.

•                  The Plan will not cover services that are not deemed medically necessary.

Pre-Notification vs. Pre-Certification

When you enroll in one of the WellPoint Health CareAdvocate PPOs, it’s important to know when you need to pre-notify a Health CareAdvocate or obtain pre-certification before receiving health care. This chart helps explain when you need to pre-notify and when it’s important to pre-certify. Always contact a Health CareAdvocate at (800) 234-0111 if you are unsure whether or not pre-notification is required.

Pre-notification

If you…	…need specialty or hospital care

You need to…	…call a Health CareAdvocatate at (800) 234-0111

If you don’t call…	…you may have to pay a higher copay and/or an additional 10% of the covered services

Pre-certification

If you…	…need to be hospitalized, receive care at an ambulatory surgical center or enter a chemical dependency rehabilitation facility

You need to…	…make sure you or your doctor call the toll-free number on your ID card three days prior to your admission

If you don’t call…	…your services may not be covered and you will have to pay an additional $250 deductible

Note: Pre-notification and pre-certification do not apply to emergency services.

2004 Provider Networks

State	Vendor(s)	Customer Service Number	Internet Address
Connecticut	PHCS
Illinois	UNICARE Classic
Indiana	Sagamore Health Network
Maryland	National Capital PPO or Alliance
Massachusetts	PHCS
Michigan	PPOM
Minnesota	Preferred One
Missouri	Alliance
Missouri (St. Louis only)	HealthLink—St. Louis	(800) 234-0111	www.unicare.com (click on Enhanced Provider Finder)
New Hampshire	PHCS
New Jersey	Tristate
New York (south)	Tristate
North Carolina	MedCost Preferred
Ohio	UNICARE Classic Network
Oklahoma	PPO Oklahoma
Texas	UNICARE Classic Network
Virginia (northern)	National Capital PPO or Alliance
Washington D.C.	National Capital PPO
California	Prudent Buyer	(800) 234-0111	www.bluecrossca.com
Delaware	Alliance	(800) 234-0111	www.unicare.com
Georgia	BlueCard	(800) 441-2273	www.bcbsga.com
Missouri	Alliance Choice, Alliance Preferred	(800) 234-0111	www.bcbsmo.com

Pre-Existing Conditions

There are no pre-existing condition exclusions in the medical plans.

Reasonable and Customary Charges

The term “reasonable and customary” applies to the WellPoint Health CareAdvocate PPOs and WellPoint PowerHealth Fund (if you use an out-of-network provider), and Group Plans. If you are covered by an HMO, please contact the HMO directly for its definition of reasonable and customary.

At the time of service, the Claims Administrator determines whether or not the charges are reasonable and customary. Because of the changing nature of medicine, the definition of reasonable and customary charges may change over time.

With the WellPoint Health CareAdvocate PPOs and WellPoint PowerHealth Fund you have the choice of receiving care from network providers, who accept lower negotiated rates, or from non-network providers.

Medically Necessary

The medical plans cover expenses deemed “medically necessary.” Medically necessary services or supplies must meet certain requirements established by the Claims Administrator. The fact that a doctor may prescribe, order, recommend or approve a service or supply does not, in itself, make it “medically necessary” or make the charge a covered expense, even if it has not been listed as an exclusion.

Additional Information About HMO Coverage (Excluding HealthLink, UNICARE Illinois and UNICARE Texas)

Coverage When Traveling

As a member of a Blue Cross/Blue Shield HMO, you and your enrolled dependents are eligible for Away From Home Care benefits. These benefits cover urgent care, those not-so-serious illnesses that need medical attention, for you and your enrolled family members when traveling outside your HMO service area.

To access Away From Home Care, call the toll-free number printed on your ID card.

Guest Membership

You can maintain your HMO benefits, even when temporarily residing outside your home state, with Guest Membership. It’s available to long-term travelers for out-of-state work assignments, students and other enrolled family members who will be living away from home for three to six months.

To apply for Guest Membership, call your HMO Customer Service to discuss your changing circumstances. If a participating HMO is available, you or your dependent will become a guest member of that HMO.

Additional Information About All Medical Options

Non-Duplication of Benefits

If you have coverage under more than one group medical plan, benefits under the plans will not be duplicated. The primary plan will pay its full benefits first. The secondary plan will make additional payments, if any are due, up to the amount it would have paid if it were the primary plan.

Binding Arbitration

Any dispute between you and the Claims Administrator will be resolved by binding arbitration and not by lawsuit or resort to court process, except as applicable state laws provide for judicial review of arbitration proceedings or where otherwise prohibited by law.

Questions?

If you have specific benefit questions, please call the Customer Service number listed in the Medical Comparison Chart.

Provider directories can be found on WorkSite or at your local Human Resources office.

HMOs and Domestic Partner Coverage

Blue Care Network of S.E.Michigan	Same Sex Domestic Partner Coverage Allowed
Blue Choice Healthcare (GA)	Domestic Partner Coverage Allowed
BlueCHOICE HMO (MO)	Domestic Partner Coverage Allowed
Blue Cross HMO	Domestic Partner Coverage Allowed
CareFirst BlueChoice HMO (VA)	No Domestic Partner Coverage
HealthLink HMO (MO)	Domestic Partner Coverage Allowed
HMO Blue Cross (Dallas/Ft.Worth)	Domestic Partner Coverage Allowed
Network Blue New England (MA)	Domestic Partner Coverage Allowed
UNICARE Health Plan of Texas HMO	Domestic Partner Coverage Allowed
UNICARE HMO (IL)	Domestic Partner Coverage Allowed

Your Dental Coverage

WellPoint gives you a choice of dental options. In making your choice, consider how much you can afford to pay out of your own pocket toward dental expenses. Also, are there any procedures you know you or a family member will need in the upcoming two years? Is orthodontic coverage necessary?

The information in this Enrollment Guide is only an overview—refer to your Summary Plan Description for more information.

You can choose the WellPoint Standard Dental Plan or WellPoint Enhanced Dental Plan. You also have the option to waive dental coverage.

New for 2004: Two-Year Dental Election Requirement

Beginning in 2004, you will be able to enroll in dental benefits in even-numbered years only. That means you will not be able to change or decline the dental election you make this year until Open Enrollment for 2006. For example, if you elect Enhanced Dental coverage for you and your dependents in 2004, you must keep that coverage until 2006.

New for 2004: New Dental Network in Missouri

Starting in 2004, the dental network for associates in Missouri will change from the DentaMax network to the DentaBlue network. DentaBlue is part of WellPoint Dental’s national network.

You may find that your dentist is not in the DentaBlue network. Please note that the dental product offered to associates has both in-network and out-of-network benefits. Check the DentaBlue provider directory to see if your dentist is in the DentaBlue network. You can also locate a Blue Cross dental provider by visiting www.bluecrossca.com. Click on Members > Groups of 51 or more > Locate Providers in California, select Prudent Buyer (PPO) Dentist, then enter your city and state. Be sure to select the PPO Network.

If your dentist is in the DentaBlue network, you will find that care under DentaBlue may cost you less than the same care under DentaMax.

If your DentaMax dentist is not in the DentaBlue network, your out-of-pocket expenses may be higher. However, you may request that your dentist be enrolled in the network. A Provider Nomination form can be found on WorkSite > Corporate Links > Human Resources > Forms > Benefits. You should complete the form and return it to Dental Services, 220 Remington Boulevard, Bolingbrook, IL 60440-9899. Upon receipt, Provider Relations will send application information to your provider to review. Acceptance of the application is up to the provider.

WellPoint Standard and Enhanced Dental Plans

The WellPoint Standard and Enhanced Dental Plans give you the choice to select virtually any licensed dentist, but if you choose a PPO participating dentist, you take advantage of negotiated discounts. If you use a dentist who does not participate in the National Dental PPO plan network, you may pay more for dental care. For non-network providers, the maximum covered expense is the reasonable and customary (R&C) charge. You will be responsible for any billed charges that exceed R&C. If you use a network provider, the maximum covered expense is the negotiated rate. Network providers will not bill you more than the negotiated rate. Orthodontic coverage is available under the Enhanced Dental Plan.

Dental Net Plan (for Officers in California)

If you elect this option, you receive care at negotiated rates. There are no deductibles or annual maximums unless you visit a Dental Net pediatric dentist. Orthodontic coverage is included.

When you enroll in Dental Net, you and each covered dependent must select your own participating dental office. If you do not use a Dental Net provider, your dental services will not be covered. Dental Net provider directories are available on WorkSite or from your local Human Resources office. The first time you need care, let your dentist know that you’re a member of Dental Net. If you are newly enrolling in Dental Net or adding a new dependent, you must complete an HMO and Dental Net enrollment form. You may change your Dental Net provider by calling the Dental Net Customer Service number listed in the Dental Comparison Chart.

If you are currently receiving treatment for orthodontia, you cannot change to the WellPoint Enhanced Dental Plan to continue that treatment. You must be enrolled in the Enhanced Dental Plan at the beginning of orthodontic treatment for any expenses to be covered under this plan.

Claims Procedures

If you use a PPO or Dental Net network provider, your provider will file claims for you and your covered dependents.

If you use a non-network provider, you may be required to complete a dental claim form and mail it to WellPoint, P.O. Box 9066, Oxnard, CA 93031-9066.

Questions?

If you have specific benefit questions, you may call the Customer Service number listed in the Dental Comparison Chart.

Provider directories are available on WorkSite or at your local Human Resources office.

Dental Comparison Chart

	Standard Plan (1)	Enhanced Plan(1)	Dental Net (For Associates in California)
Annual Deductible	$50/individual $150/family	$50/individual $150/family	None

Annual Maximum	$1,000/individual	$2,000/individual	$500/child for pediatric dentist only

Diagnostic/Preventive Care	100% of covered expenses	100% of covered expenses	100%

Oral Surgery	80% after deductible	80% after deductible	100%

Restorative Care (such as fillings)	80% after deductible	80% after deductible	100%

Extractions	80% after deductible	80% after deductible	100%

Surgical Extractions	80% after deductible	80% after deductible	$25–$50 copay

Endodontic Care (such as root canals)	80% after deductible	80% after deductible	$60–$100 copay

Periodontics (such as scaling)	80% after deductible	80% after deductible	$9–$120 copay

Crowns	Not covered	50% after deductible	$85–$120 copay

Bridges	Not covered	50% after deductible	$120 copay

Partial Dentures	Not covered	50% after deductible	$160 copay

Complete Dentures	Not covered	50% after deductible	$140 copay

Orthodontia	Not covered	50% with a $1,250 lifetime benefit/individual children	$1,850 copay for adults (age 18+) or $1,450 for treatment limited to 24 months

Customer Service	(800) 627-0004	(800) 627-0004	(800) 627-0004

For ID cards Only:
Associates enrolled in HMO
Medical Plan in Georgia	(800) 441-2273	(800) 441-2273

Associates enrolled in HMO
Medical Plan in Missouri
(BCBSMo and HealthLink)	(800) 556-6769	(800) 556-6769

All other associates	(800) 627-0004	(800) 627-0004	(800) 627-0004

Note: Covered expenses are paid based on reasonable and customary charges. Charges in excess of reasonable and customary are your responsibility.

(1)          If your dental provider anticipates the expense for any course of treatment to exceed $350, you should submit a benefit estimation form before treatment begins. This excludes Dental Net.

(2)          You must obtain a written referral from Dental Net Customer Service before receiving treatment. Dental Net will not accept patients who are “banded” prior to the effective date of coverage. Extra fees may be charged for X-rays, models, retention, etc. over and above the copay.

Your Vision Coverage

If you elect vision coverage, you have a choice of network or non-network providers each time you need eye care services or products. Vision coverage is optional. In making your election, think about how much you can afford to pay out of pocket for vision expenses in the coming year. Also consider whether you or a family member will need eyeglasses or contacts in the coming year.

Keep in mind that vision coverage is designed to cover medically necessary eye care. As a result, there are extra charges for the following:

•             Blended lenses

•             Oversize lenses

•             Photochromatic or tinted lenses

•             Frames that exceed the Plan allowance (plan provides a 20% discount on any amount over your allowance)

Annual supplies of popular contact lenses are available to you at competitive prices. Visit www.vsp.com or ask your VSP doctor for details. Your plan also includes a 15% discount off the cost of your contact lens exam (fitting and evaluation) when obtained from a VSP doctor. This exam is performed in addition to your routine eye exam.

The plan also provides a 20% discount on additional pairs of prescription glasses (lenses and frames), including prescription sunglasses, if you use the same VSP provider.

Claims Procedures

•             If you use a VSP provider, he/she will confirm your eligibility and file claims for you and your covered dependents.

•             If you use non-VSP providers, file a claim with VSP to receive your benefits. Claims should be mailed to: Vision Service Plan, Attn: Out-of-Network Provider Claims, P.O. Box 997105, Sacramento, CA 95899-7105. You will be responsible for paying any charges above the limits shown in the chart.

To obtain a list of VSP providers in your area, call (800) 877-7195 or visit www.vsp.com. You can also access the VSP web page via WorkSite.

Questions?

If you have any questions about your vision coverage, call VSP at (800) 877-7195.

Your Vision Benefits at a Glance—VSP(1), (2)

	VSP Providers	Non-VSP Providers
Your annual copayment	$25	$25

What the Plan Pays

Eye examinations
(once every 12 months)	100% after copay	$40 maximum

Lenses (once every 12 months)(3)
• Single	100% after copay	$40 maximum
• Bifocal	100% after copay	$60 maximum
• Trifocal	100% after copay	$80 maximum
• Lenticular	100% after copay	$125 maximum

Frames (once every 24 months)(3)	100% up to a determined maximum	$45 maximum

Contacts (including disposables)(3)
• If medically necessary	100% with prior approval	up to $210, in lieu of other benefits
• If elective	up to $105, in lieu of other benefits	up to $105, in lieu of other benefits

(1)          VSP members have access to the Laser VisionCare Program, in which laser vision correction is available at a discounted fee. To learn more, visit VSP’s Laser VisionCare Program at www.vsp.com.

(2)          You must pay your annual copayment the first time you receive services whether you use a VSP or non-VSP provider.

(3)          You and your family may select either one pair of glasses or contact lenses in a calendar year. Under this plan, if you elect contact lenses, you will be eligible for a frame 24 months after the last date of obtaining the contact lenses.

Your Life Insurance Coverage

As an Officer of WellPoint, you receive life insurance under the Group Universal Life policy (see page 38). You should consider your level of life insurance in light of the Group Universal Life coverage you receive as an Officer.

In choosing your coverage level, consider your family status. If you have dependents and/or a home mortgage, do you need more insurance? What sources of income would your survivor(s) have if you died?

The information in this Enrollment Guide is only an overview—refer to your Summary Plan Description for more information.

Life insurance benefits are rounded up to the next multiple of $1,000 unless your salary is an even multiple of $1,000. For example, if your benefit salary is $89,300 and you elect one times your benefit salary, your coverage would be rounded up to $90,000. The maximum amount of your coverage cannot exceed $1,000,000.

Your benefit is reduced when you reach age 70 and again at age 75. If you become totally disabled prior to age 60, you will need to apply for a premium waiver. If approved, no premium payments will be required during this period of disability.

You can choose from the following five life insurance options:

•             $50,000

•             1 times your benefit salary (WellPoint provides this level of coverage at no cost to you.)

•             2 times your benefit salary

•             3 times your benefit salary

•             4 times your benefit salary

If you are on a leave of absence on January 1, 2004, and you elect to increase life coverage for 2004, that new coverage level will not take effect until you return from the leave and Evidence of Insurability has been approved (if applicable).

Benefit Salary

Benefits are based on your benefit salary, which is your annual base pay as of September 1, 2003, plus commissions or sales incentives paid from September 1, 2002, through August 31, 2003. For Officers hired on or after September 1, 2003, your benefit salary is your annual base pay excluding any commissions. Your benefit salary does not change mid-year with salary increases or changes to your work schedule (part-time to full-time). It will be recalculated on September 1, 2004, for an effective date of January 1, 2005.

We offer life insurance coverage when you first become eligible without an Evidence of Insurability form. Increasing your life insurance amount by more than one level during Open Enrollment requires an Evidence of Insurability form and is subject to approval by the Claims Administrator.

If approved, your increase in coverage and deductions will take effect on January 1, 2004, or the first of the month after insurance company approval is received, whichever is later.

If your request is denied, your 2003 level of coverage will increase only one level for 2004 with the corresponding 2004 cost.

You cannot waive life insurance. If you already have sufficient protection for your family, you can choose the $10,000 option and receive a credit.

Life insurance greater than one times your benefit salary can be purchased only on an after-tax basis. The cost is based on your benefit salary (see page 31 for a definition of benefit salary) and your age as of December 31, 2004.

Life insurance coverage is a fully insured plan administered by BC Life & Health Insurance Company.

Imputed Income

The IRS Code states that employee group term life insurance benefits in excess of $50,000 and dependent life insurance may result in taxable income to the associate. This is known as “imputed income.” Imputed income must be reported on your W-2 and is included as earnings in your paycheck. Imputed income is subject to federal, state and FICA taxes.

Right to Convert

If you terminate your employment with the Company or retire, you may have the option to elect to change or “convert” your Life Insurance from Company-sponsored group coverage to an individual policy that you pay for on your own, without Evidence of Insurability.

Your Dependent Life Insurance Coverage

Dependent life insurance enables you to insure the lives of your spouse/domestic partner and eligible dependent child(ren).

If, during Open Enrollment, you add or increase your dependents’ coverage, your dependents may need to complete an Evidence of Insurability form. When approved, the increase in coverage and deductions will take effect on January 1 or the first of the month after insurance company approval is received, whichever is later.

For spouse/domestic partner coverage, if your request is denied, the current level of coverage will remain in effect for 2004 with the corresponding 2004 costs. For child life coverage, if your request is denied, your 2003 level of coverage will increase only one level for 2004, with the corresponding 2004 cost.

If you are on a leave of absence on January 1, 2004, and you elect to increase dependent life insurance for 2004, the new coverage level will not take effect until you return from the leave and an Evidence of Insurability has been approved.

The information in this Enrollment Guide is only an overview—refer to your Summary Plan Description for more information.

Spouse/Domestic Partner Life Insurance

Spouse/domestic partner life insurance is based on your benefit salary (see page 31 for a definition of benefit salary), and the cost is based on your age as of December 31, 2004. Benefits are paid directly to you. This coverage cannot exceed the lesser of 50% of your life insurance amount or $125,000. Spouse/domestic partner coverage will be reduced when your life insurance is reduced—at age 70 and again at 75.

Spouse/domestic partner life insurance benefits are rounded down to a multiple of $1,000. For example, if your benefit salary was $29,300 and you elected spouse life of one times your benefit salary, your spouse’s/domestic partner’s coverage would be rounded down to $29,000.

You may choose from the following options for spouse/domestic partner life insurance:

•             $5,000

•             50% of your benefit salary

•             1 times your benefit salary

•             Waive coverage

If you enroll your spouse/domestic partner for life insurance after 31 days from the date your spouse/domestic partner is first eligible for coverage, your spouse/domestic partner will be subject to the Evidence of Insurability requirements.

Child Life Insurance

Child life insurance is a fixed amount depending on the age of your child(ren).

As with spouse/domestic partner life insurance, benefits are paid to you, and this coverage cannot exceed 50% of your life insurance amount. All of your eligible children and your domestic partner’s children may be covered if you choose this benefit. If you do not enroll a child in child life, that child will not be covered.

You must notify the Associate Service Center when dependents no longer qualify for coverage (e.g., an ex-spouse after a divorce) or when they reach the limiting age of 19 (or 25 if a full-time student). Continuing WellPoint benefits for dependents who are not eligible is a violation of Company policy that is subject to disciplinary action up to and including termination of employment.

If both you and your spouse/domestic partner or you and your child/parent are employed at WellPoint, you may not elect multiple coverage under the same plans. For example, you cannot elect spouse/domestic partner life coverage if your spouse/domestic partner works for WellPoint.

You have the following options for child life insurance, or you can waive coverage:

For Each Dependent Child	Option 1 (1 unit)	Option 2 (2 units)	Option 3 (5 units)

Birth to age 14 days	$500	$1,000	$2,500

14 days to six months of age	$2,500	$5,000	$12,500

6 months through age 18 years of age (24 if full-time student)	$5,000	$10,000	$25,000

Your Accidental Death and Dismemberment (AD&D) Coverage

Accidental death and dismemberment (AD&D) coverage protects you if you die or are seriously dismembered as the result of an accident. The plan does not pay benefits if you die from natural causes. This benefit is designed to supplement your life insurance coverage and is a separate election. AD&D coverage is not available for dependents.

The information in this Enrollment Guide is only a summary—refer to your Certificate of Insurance for more information.

AD&D benefits are rounded up to the next multiple of $1,000 unless your benefit salary is an even multiple of $1,000. For example, if your benefit salary is $89,300 and you elect one times your benefit salary, your coverage would be rounded up to $90,000 (see page 31 for a definition of benefit salary).

You can choose from the following AD&D options:

•             1 times your benefit salary (WellPoint provides this level of coverage at no cost to you.)

•             2 times your benefit salary

•             3 times your benefit salary

•             4 times your benefit salary

The maximum amount of AD&D coverage cannot exceed $1,000,000. You cannot waive AD&D coverage. You do not need to submit an Evidence of Insurability form if you increase your level of coverage during Open Enrollment.

The AD&D plan pays the full benefit amount to your beneficiary if you die as the result of an accident. Your beneficiary will be the same as that listed on your life insurance beneficiary form. The plan pays the full amount or a percentage of the full amount if you suffer a dismemberment as the result of an accident. The percentages vary by the seriousness of the injury—refer to the Certificate of Insurance.

If you are on a leave of absence on January 1, 2004, and you elect to increase AD&D coverage for 2004, the new coverage level will not take effect until you return from leave.

Your Flexible Spending Accounts

Flexible Spending Accounts provide an opportunity for you to save money on your out-of-pocket health care or dependent day care expenses throughout the year. You are not taxed on the money you contribute, nor on the reimbursements you receive.

How Flexible Spending Accounts Work

You elect an annual amount of money to be deducted from your bi-weekly paychecks on a pretax basis. Based on your annual election, a prorated amount is subtracted from your paycheck each pay period. When you have an eligible expense, you file a claim and are reimbursed without paying taxes on this amount.

The full annual amount you elect to defer under the Health Care Spending Account is available on the effective date of your coverage. So, if you elect $1,000 for the year and have an eligible expense of $900 in January, you will be reimbursed the full $900 even though you have only accumulated $38.46 thus far. Contributions, however, will continue to be deducted for the remainder of the year. Under the Dependent Day Care Spending Account, you can be reimbursed only for the amount actually in your account at the time you submit the claim.

The amount you elect to contribute to your accounts over the course of the year is irrevocable. Once you make your election, you must continue to contribute at that amount until the end of the calendar year, or you experience a qualified mid-year change or termination of employment.

Your Health Care Spending Account

If you choose to participate, you decide how much to deposit in the Health Care Spending Account to pay for expenses for you and your dependents that are not covered by your medical, dental and vision plans. For example, health plan deductibles and copayments, mileage and parking expenses while you’re receiving health care, and contact lens solution are normally not reimbursed by your insurance plan. But they may be eligible for reimbursement under a Health Care Spending Account.

Some additional examples of eligible expenses are:

•             Uninsured medical, dental, vision and prescription drug expenses and copays

•             Chiropractic expenses

•             Hearing aids and batteries

•             Mental health expenses

•             Prescription glasses and sunglasses

•             Orthodontia expenses

For a complete list of expenses eligible for reimbursement, please contact UniAccount at (888) 209-7976.

You have through March 31, 2005, to file Health Care Spending Account claims for expenses incurred on or before December 31, 2004. If you terminate employment prior to December 31, 2004, your claims must be for expenses incurred on or before your termination with WellPoint.

Please note that you are eligible for reimbursement of domestic partner expenses only if your domestic partner (or child of the domestic partner) is your dependent for IRS purposes.

Tax Savings

For most associates who elect flexible spending accounts, the tax savings are as much as 35 cents on the dollar—28 cents in federal income tax, 7.65 cents in Social Security and Medicare taxes, plus any applicable state or local income tax. Your tax savings will be based on your actual tax circumstances.

How Much Can I Elect?

	Minimum		Maximum
	Pay Period	Annually	Pay Period	Annually

Health Care Account	$9.63	$260	$185.19	$5,000

Dependent Day Care Account(1)	$9.63	$260	$185.19	$5,000

(1)          Married associates filing a separate tax return can only elect $2,500 per year. Married associates filing a joint return have a combined maximum of $5,000 per year from all available plans.

New for 2004: Over-the-Counter Medications Eligible for Reimbursement

As of October 1, 2003, if you participate in the Health Care Spending Account, you can now be reimbursed for the cost of many over-the-counter medications, including antacids, allergy medicines, pain relievers and cold remedies. Vitamins and dietary supplements not prescribed by a doctor are not eligible for reimbursement. For a current list of over-the-counter medications eligible for reimbursement through the Health Care Spending Account, go to WorkSite > Corporate Links > Human Resources > Library > Benefits.

For purposes of this section, “deductions” are salary reductions used to pay an equivalent amount of your eligible health care and/or dependent day care expenses. Additionally, although this section refers to “your accounts,” all the deductions are held as part of the general assets of the Company.

You can participate in the Health Care Spending Account even if you waive medical coverage. Once you enroll in a spending account, you cannot change your election or contributions for the remainder of that calendar year. The only exception is if you have a qualified mid-year change (such as the birth of a child). Refer to the Mid-Year Changes section of this Enrollment Guide for more details.

As you consider participating in the Health Care Spending Account, think about the following:

•             Do you or your eligible dependents anticipate any expenses not covered by your (or your spouse’s) medical, dental or vision care plans?

•             Do you anticipate any large out-of-pocket expenses such as orthodontics, crowns, hearing aids or the birth of a baby? Do you need eyeglasses, contact lenses and/or prescription sunglasses?

Your Dependent Day Care Spending Account

You can participate in this account if you need dependent day care services to enable you to work or, if you are married, for both you and your spouse/domestic partner (if also your dependent) to work. Dependent medical expenses cannot be reimbursed through this account. A dependent must be under age 13 or a spouse/domestic partner, child or parent that is physically or mentally incapable of caring for himself or herself and spends at least eight hours per day in your home.

If your spouse/domestic partner (if also your dependent) does not work, your dependent day care expenses may be reimbursable if your spouse/domestic partner is a full-time student or physically or mentally unable to provide care for himself or herself.

In general, any expense that qualifies for the Federal Dependent Care Tax Credit may be reimbursed. When filing your dependent day care claims, you will need to submit the Tax Payer Identification Number or Social Security Number of the person or entity who provides care. You cannot participate in a Dependent Day Care Spending Account and file for a Federal Dependent Care Tax Credit. You may want to consult a tax professional to determine which option is better for you.

This account is for reimbursement of child/elder day care expenses. It does not provide reimbursement for medical expenses of a spouse/domestic partner or dependent (see “Your Health Care Spending Account” on page 35).

Note:  According to IRS regulations, deductions by highly compensated associates may be subject to limitations. You will be notified if you are affected by these limitations.

As you consider participating in the Dependent Day Care Spending Account, think about the following:

•             Will you incur expenses from a licensed day care center or nursery school?

•             Will your child(ren) attend an eligible daytime summer camp or before-school or after-school activities?

•             Would you save more money from the Federal Dependent Care Tax Credit?

•             Do you have an aging dependent parent who may require care?

How to File a Claim

Health Care Spending Account

If you are covered under the WellPoint Health CareAdvocate PPO, WellPoint PowerHealth Fund or Group Medical Plans, or Standard or Enhanced Dental Plans, expenses that are only partially covered by your plan(s) are automatically processed under your Health Care Flexible Spending Account.

You must submit an FSA claim form for unreimbursed expenses if you do not elect medical and/or dental coverage from WellPoint and for unreimbursed expenses from an HMO or vision care provider. (Be sure to include an itemized statement from the provider of services or an explanation of benefits form.)

Dependent Day Care Spending Account

To obtain reimbursement for qualifying dependent day care expenses, you must submit an FSA claim form (be sure to include an itemized statement from the provider of services and Tax Identification Number—you cannot substitute a cancelled check for a statement from the provider).

Claim Form

After you enroll, claim forms will be mailed to you. However, if you wish, you may obtain a claim form by calling (888) 209-7976 or from WorkSite.

Mail claims to:

UniAccount

P.O. Box 4381

Woodland Hills, CA 91365-4381

Fax claims to: (818) 234-4730

“Use It or Lose It” Rule

Under this rule, you must use the money in your Health Care and/or Dependent Day Care Account for eligible expenses you incur during the year in which the contributions are made.

You have until March 31 of the following year to request your reimbursement. If you terminate during the year, you can request reimbursement of the balance in your Dependent Day Care Account after you terminate if you incur an eligible expense any time during the calendar year, up to the amount you had withheld from your paycheck. Under the Health Care Account, if you terminate, you can only request reimbursement for expenses incurred through your termination date. See the COBRA section for participation and continuing contributions.

If you have a balance left in your Flexible Spending Accounts after the deadline for requesting reimbursement, the IRS requires it to be forfeited. Any forfeited amounts are applied to the administration of the Flexible Spending Accounts.

Reimbursements are mailed to your home 7–10 business days after we receive the necessary paperwork for your claim.

You may view your UniAccount Flexible Spending Account balances and payment history via the Internet using the Blue Cross of California Member Services website. You may obtain a personal identification number for direct access at the site (www.bluecrossca.com).

Questions

If you have questions about enrolling in a Flexible Spending Account, contact the Associate Service Center. If you have questions about filing a claim or reimbursements, please contact UniAccount directly at (888) 209-7976 or by e-mail at UNIACCOUNT.FSA@WellPoint.com.

FlexExec

WellPoint provides a number of benefit programs for its Officers. The following information briefly outlines your WellPoint benefits. The legal plan documents prevail in any conflict of interpretation, and the Company reserves the right to modify or terminate the programs at any time without notice.

The Company provides the following benefits to Officers:

•             Officer Physical Exams

•             Group Universal Life Insurance

•             Short-Term Disability

•             Long-Term Disability

•             Comprehensive Executive Non-Qualified Retirement Plan

To enroll in the Comprehensive Executive Non-Qualified Retirement Plan, you need to complete the FlexExec enrollment form and return it to Lynn Salberg in the WellPoint Compensation Department at 4553 La Tienda Drive, Thousand Oaks, CA 91362, Mail Stop T1-1C7.

Officer Physical Exams

In addition to your medical options under FlexPoint, Vice Presidents and above with at least one year of service participate in the Officer Physical Exam Program.

You are eligible to receive a physical exam at no cost to you according to this schedule:

Your Age	How Often You Can Have a Physical Exam*

44 and younger	Every 24 months

45 and older	Every 12 months

* Any exceptions to this schedule must be recommended by a physician and approved by the Company.

WellPoint recommends medical centers for the physical exams:

•             Cedars-Sinai Medical Center Executive Medical Services in Los Angeles

•             Scripps Center for Executive Health in La Jolla

Both facilities offer a comprehensive one-day program. The findings of your exam will remain confidential between you and your physician.

To make an appointment, call the medical center of your choice:

• Cedars-Sinai Executive Medical Services	(310) 423-2374

• Scripps Center for Executive Health	(858) 626-4460

Group Universal Life Insurance

In addition to your life insurance options under FlexPoint, the Company provides you with a supplemental life insurance benefit based upon your total compensation (September 1, 2003, base annual salary plus target management bonus).

How do I enroll in this coverage?

All current Officers who have completed an application for this coverage in the past are automatically covered. If the amount of coverage increases by more than 10% from the prior year due to an increase in total compensation, the insurance company may require an Officer to go through medical underwriting for the amount over 10% before providing the full coverage increase.

Newly hired Officers will receive an application in the mail from Davenport Associates, Inc. Coverage will not take effect until the first of the month following receipt and acceptance of the application by the carrier.

How does Universal Life Insurance work?

In addition to receiving a fixed life insurance benefit, you also have the opportunity to make additional premium payments to increase the amount of your insurance and/or make investments with the earnings accumulating on a tax-deferred basis.

What is the cost of this benefit?

The Company pays the entire cost of this life insurance benefit. Your only cost will be the income tax on the premium paid for the coverage.

What happens at termination?

You will receive an individual policy, which can be continued by paying the premium contributions or surrendered for the cash value, if any.

Who do I contact for additional information?

Contact Rick Davenport at (415) 743-7704 with any questions concerning your Group Universal Life Insurance policy.

Your Disability Coverage

Short-term disability (STD) and long-term disability (LTD) insurance work together to provide you with income if you become disabled by illness or injury and are unable to work. Officers are automatically enrolled in these plans.

Short-Term Disability

In the event you are disabled and unable to perform all the essential duties of your job, the Company will continue your base annual salary for up to 26 weeks. All disabilities are subject to review. This benefit payment will be reduced by any benefits payable under Workers’ Compensation and/or any other state or federal disability benefits you are eligible to receive.

Benefits received under this program are considered taxable income.

Long-Term Disability

If you are disabled longer than 26 weeks, you may be eligible for a Long-Term Disability benefit based upon your total compensation (September 1, 2003, benefit salary (see page 31 for definition) plus 2003 target management bonus).

Your disability benefits will be subject to preexisting condition limitations. No benefits will be payable during the first 12 consecutive months of coverage if you become disabled as the result of a condition for which treatment was rendered, prescribed, or recommended within three months immediately preceding the date your benefit option became effective.

What is the cost of this benefit?

The Company pays the entire cost of this coverage. As such, if you receive any LTD benefits, they are fully taxable.

What happens at termination/retirement?

Coverage ceases and cannot be continued or converted.

Comprehensive Executive Non-Qualified Retirement Plan

This Plan provides Officers with an opportunity to defer a portion of their compensation for retirement or other future needs. The Plan also provides an opportunity to recover Company contributions limited due to IRS regulations.

Eligibility

Unless otherwise notified, an Officer of the Company whose base annual salary plus target management bonus exceeds $125,000 per year is eligible to participate in the Plan. Generally, deferral elections must be made before the calendar year in which the compensation is earned and cannot be changed until the next calendar year. Associates promoted to an Officer position or newly hired Officers may elect within 30 days to participate in the Plan for the remaining portion of the calendar year.

Deferral Elections

There are six basic components to the Plan.

1.      Supplemental 401(k) Deferral

This component allows you to receive a Company match on eligible compensation when you have reached the maximum match or are not yet eligible for a match under the qualified 401(k) plan.

This component works in two ways:

•             It replaces deferrals limited due to IRS regulations on contributions to the 401(k) plan. For 2004, the IRS limits eligible 401(k) compensation to $205,000 with a maximum contribution of $13,000. You may defer up to 6% of your compensation earned after reaching $205,000 or after deferring $13,000 into the 401(k) plan, whichever occurs first.

•             It allows newly hired Officers to receive a matching contribution during their first year of service. Newly hired Officers may defer up to 6% of eligible compensation earned before becoming eligible for the 401(k) match. Please note: newly hired Officers who elect to defer under this component need to enroll in the 401(k) Plan with Vanguard when they reach one year of service in order to continue their contributions and receive the Company match.

2.         Salary Deferral

This component allows you to defer up to 60% of your base salary.

For example:

	Before March Increase	After March Increase
Base salary	$140,000	$147,000
Base salary deferral election	20%	20%
Annual deferred	$28,000	$29,400
	÷26	÷26
Amount deferred per pay period	$1,076.92	$1,130.77

Using the above example, before the March increase, you may elect to defer between 1% and 60% of $140,000. The deferral will take place on a per-pay-period basis and will reflect the base salary paid during that pay period. If you elected to defer 20% of the $140,000, you would defer $1,076.92 per pay period. Additionally, if you were to receive a 5% salary increase in March, bringing your base salary to $147,000, your deferral would increase to $1,130.77 per pay period ($29,400 ÷26 = $1,130.77).

3.         Bonus Deferral

This component allows you to defer all or a portion (1%–100%) of your management bonus. This election is for the management bonus that will be earned in the next calendar year, but not paid until the following year.

4.         Bonus Deferral

(Bonus Awards in Excess of 150% of Target)

Under the Company’s bonus plans, any amounts in excess of 150% of the target award will be deferred as cash, which vests over three years. You may elect to have all or part of this distributed to you upon vesting. Any amount that you do not request upon vesting will be distributed in accordance with your regular distribution election. This election is for the management bonus that will be earned in the 2004 calendar year, but not paid until the following year.

5.         Car Allowance

This component allows you to defer your car allowance. You may elect to defer all of this amount. If you do not defer your car allowance, you will receive it as taxable income each pay period over the calendar year.

You may also elect to be paid for mileage in lieu of the set dollar car allowance.

6.         Supplemental Pension Deferral

If you are age 50 and your age and service equal 65 as of December 31, 2003, you will be eligible to participate in the Pension Accumulation Plan. This component replaces deferrals limited due to IRS regulations on contributions to the Pension Accumulation Plan. The Company will automatically contribute 3%, 4% or 5% (based on service) of your earnings in excess of $205,000 per year. There is no election necessary. This component has a vesting feature identical to the Pension Accumulation Plan: if you leave prior to completing five years of credited service, no benefit is payable.

Plan Options

Once you decide to make deferral elections under the Comprehensive Executive Non-Qualified Retirement Plan, you have a number of options, which are summarized below.

Investment Funds

Money deferred under the six components of this Plan is invested in an account with Vanguard. The same Vanguard funds offered in the WellPoint 401(k) Retirement Savings Plan are available for your non-qualified deferrals in this Plan. New participants must make investment elections on the enrollment form. Current participants can change their investment allocation for new contributions or for existing balances by calling Vanguard at (800) 523-1188.

Distribution of Benefits

Officers currently enrolled in this Plan have made payment elections for their Plan accounts which are on file with the Company. If you are enrolling for the first time, you must elect the timing of when to receive the deferral account balance and what form of payment you want to receive. Please complete and submit the Distribution and Beneficiary Election Form. Note that the distribution date is the day the distribution processing begins and not the day you will receive funds.

The timing options are:

•             Termination/retirement date

•             Date of death

•             A specific date (must be at least 12 months from date of election and not later than your 65th birthday)

•             The earliest of your termination/retirement date, date of death or a specific date

•             Other: this option is used when you elect to receive the distribution at different intervals (e.g., $25,000 on 7/1/2006, with the balance at retirement or one year after termination/retirement).

The payment options are:

•             Lump sum

•             Annual installments not to exceed 15

•             Other: this option is used if you want a combination of the above (e.g., $25,000 in a lump sum with the balance in 10 annual installments).

Distribution Processing

The Company will begin processing your distribution on the date specified in your distribution election. Investments must be sold, money transferred to the trustee, and a check generated by the trustee must be processed by WellPoint. Please allow a minimum of two weeks after your distribution date to receive your funds.

Changing your Distribution Election

You may change an existing distribution election by submitting a written request at least 12 months BEFORE you are originally scheduled to receive the distribution. The new election date must be at least 12 months after the date we receive your new election form. Please contact Lynn Salberg in the WellPoint Compensation Department for a new form.

Accelerated Distributions

•             Hardship Withdrawal: If you have an immediate and heavy financial need and have no other resources reasonably available to you, you may request a hardship withdrawal. The 401(k) provisions regarding hardship withdrawal will be applied. The amount is limited to the portion of your account attributable to your salary, management bonus, and supplemental 401(k) deferrals.

•             Forfeiture: Absent a demonstration of immediate and heavy financial need, you may elect to receive 85% of your entire vested account in an early distribution at any time upon 30 days written request. The remaining 15% will be forfeited. If you elect to receive a forfeiture distribution, your participation in the Plan will be suspended and you may not again participate in the plan until the Plan Year that is at least 12 months following the Plan Year in which such distribution occurred.

Withholding

The Company will deduct amounts required by law to be withheld for taxes with respect to benefits under this Plan.

Beneficiary Election

Officers currently enrolled in this Plan have a beneficiary election on file. New enrollees must make a beneficiary election. Your beneficiary election may be changed at any time.

Suspension of Your Salary, Bonus, and Car Allowance Deferral Elections

You may suspend your election for the salary, bonus, and car allowance deferral portions of the Plan. You will be eligible to elect deferrals again for the calendar year following 12 months of suspension.

You may limit this suspension to either salary and car allowance deferrals or bonus deferrals; in either case, future elections will only be limited for the suspended deferrals.

For the bonus deferral, a suspension will affect multiple bonuses: any bonus deferral that has already been elected and the bonus deferral that would be elected within 12 months of suspension.

Suspension of Your Supplemental 401(k) Deferral

You may separately suspend your election for the supplemental 401(k) deferral. You will be eligible to elect deferrals again for the calendar year following 12 months of suspension.

Additional Benefits

WellPoint knows that you want a career, but you also want balance with your personal life. For this reason, the Company provides a wide range of benefit programs to assist you in balancing both.

The following information briefly outlines some of these current benefits. Please refer to your Associate Handbook for more details. The legal plan documents are controlling in any conflict of interpretation, and the Company reserves the right to modify or terminate the programs at any time without notice.

Employee Assistance and Work/Life Program

WellPoint offers an Employee Assistance and Work/Life Program to help you find solutions to the problems and difficulties of daily life. WellPoint offers its Employee Assistance Program (EAP), free of cost, through WellPoint Behavioral Health (WBH). This program is available to all associates from date of hire.

The EAP provides confidential, professional assistance when personal problems affect your life and work. EAP counseling and referral services can assist you with emotional difficulties, relationship issues, family concerns, alcohol and drug abuse, and financial and legal concerns. Associates and eligible family members (including domestic partners and their children) may receive up to six sessions per incident.

In addition to offering confidential counseling, the program is designed to help you make the right decisions about your dependent care needs. Work/Life benefits include resources and referrals for child care needs and elder care needs offered through Harris Rothenberg International (HRI). EAP professionals are available 24 hours a day, 7 days a week. For assistance, call the EAP at (888) 777-6665.

Nurse Counselors On Call

Nurse counselors are available seven days a week through a toll-free nurse line. There is no cost for using this service. All associates and their families have access to nurse counselors who can provide a variety of information:

•             Assistance in determining if you need to see a doctor,

•             What level of care would be the most appropriate (e.g., hospital vs. urgent care facility),

•             Information on various health conditions and diagnoses,

•             Information on medical procedures,

•             Information on various support groups,

•             Information on medications and possible side effects and

•             General health information.

This service also provides guidance regarding questions you should ask your provider and access to an audio library of more than 200 health-related topics.

Work On Wellness (WOW)

Practicing a healthy lifestyle cuts down on stress and reduces the likelihood of illness and injury. To support this philosophy, the Company offers Work On Wellness (WOW) to all active, regular full-time associates following six months of active employment. WOW provides reimbursement for individual membership dues in health clubs, fitness/yoga programs, smoking cessation programs or weight management programs, up to a maximum of $35 per month. Reimbursement is taxable income and is treated as “other” income and reported on your W-2 form. Reimbursement is made quarterly through your paycheck. If your spouse/domestic partner is also an associate, each of you is eligible for WOW reimbursement up to $35 per month.

You must submit a WOW reimbursement form and receipts quarterly for eligible expenses to the Associate Service Center within 30 days of the close of the calendar quarter for which you are requesting reimbursement. You may print a copy of the WOW form from WorkSite.

Associates in…	Call…	At…
Georgia	Blue Choice On Call	(888) 724-BLUE (2583)
All Other Locations	MedCall	(888) 629-4000 ID #1005

Your Financial Future and Retirement Benefits

WellPoint recognizes the importance of helping Officers save for the future and plan for retirement. The Company offers a 401(k) Retirement Savings Plan with a Company match and an Employee Stock Purchase Plan, which allows associates to purchase WellPoint stock at a discount.

The information in this Enrollment Guide is only an overview. Please refer to the applicable Summary Plan Description/ Prospectus for more information on these programs.

WellPoint 401(k) Retirement Savings Plan

WellPoint’s 401(k) Retirement Savings Plan is a retirement plan designed to help you save for long-term financial goals, especially retirement. You contribute to the plan through automatic payroll deductions and benefit from special tax advantages.

Contributions

You may start contributions on the first of the month following one month of completed service and reaching age 18. An enrollment package will be mailed to your home from Vanguard, our plan trustee. Please refer to the enrollment materials, Summary Plan Description/Prospectus and plan document for a description of this plan and before making any decision to participate in the plan.

Contributions are made on a pretax basis and are based on your eligible compensation. You can contribute between 1% and 50% of your eligible compensation, subject to the following limitations:

•             Officers who earn more than $90,000 are considered by the IRS to be highly compensated. This limit will be adjusted periodically by the IRS. This plan currently limits highly compensated Officers to a maximum contribution of 8% of eligible compensation and may be adjusted as necessary.

•             The IRS limits pretax contributions to an annual limit of $13,000 in 2004. This limit will be adjusted periodically by the IRS.

•             You may continue your contributions, subject to the $13,000 limit, until your eligible earnings reach $205,000, or as adjusted by the IRS.

•             If you are 50 or older in 2004, you may make catch-up contributions. Your total catch-up contribution for 2004 is limited to $3,000. This limit will be increased by $1,000 each year until 2006. After 2006 the limit will be indexed for inflation.

Company Match

Generally, after one year of employment, the Company matches a portion of your eligible contributions. Beginning with the pay period in which you reach one year of employment, the Company will match 100% for each dollar up to 6% of your eligible compensation that you contribute to the Plan. You determine how the Company match is invested. In order to maximize the Company match, you must contribute 6% of eligible compensation to the plan.

A 401(k) Example

Your annual eligible compensation	$40,000

Your 6% contribution	$2,400

Company match	$2,400 ($40,000 x 6% x 100%)

Total 401(k) contributions from you and the Company	$4,800 ($2,400 + $2,400)

Vesting

You are 100% vested in pretax contributions. Associates hired prior to January 1, 2004 are also 100% vested in the Company matching contributions.

Associates hired on or after January 1, 2004 will be subject to a 5-year graded vesting schedule on the Company match, stock awards and profit sharing contributions.

Graded Vesting Schedule

Completed Years of Service	% Vested
Less than 2	0%

2	25%

3	50%

4	75%

5 or more	100%

Investment Choices

When you enroll in the plan, you choose how to invest your contributions. Currently, there are 11 investment choices available. You may change your fund selection, transfer contributions between funds or change your contribution percentage at any time by calling Vanguard’s VOICE Network at (800) 523-1188, 24 hours a day or by visiting Vanguard’s website at www.Vanguard.com. If you prefer, a Vanguard associate can assist you with investment changes during normal business hours (M–F from 8:30 a.m. to 9 p.m. Eastern Time). To access your account, you must have your Social Security Number and your assigned Personal Identification Number (PIN).

Access to Your Savings

The plan is designed to encourage long-term savings, but you may access money from the plan under certain circumstances. The plan offers loans and hardship withdrawals. Please see your enrollment materials and the Summary Plan Description/Prospectus for details and before making any decision to participate in the plan.

Employee Stock Purchase Plan

You may enroll in the Employee Stock Purchase Plan if you are employed on the day preceding the first day of the offering period. Enrollment is twice a year—in December, reflecting the January to June offering period, and in June, reflecting the July to December offering period. Enrollment materials will be mailed to your home with instructions. At the end of each offering period, your contributions are used to purchase WellPoint Common Stock at a rate discounted from the market price at the time of purchase.

The stock purchase price is set at the lower of the Company stock price on the first day of the offering period or on the last day of the offering period. This is subject to plan terms and limits. Refer to the Summary Plan Description/Prospectus for further details. Associates pay only 85% of this price.

You may choose to keep or sell your shares and are responsible for brokerage fees, capital gains taxes and any other costs associated with the sale.

Please refer to the Summary Plan Description/Prospectus before making any decision to participate in the Employee Stock Purchase Plan.

Pension Accumulation Plan

As of January 1, 2004, longer-service Officers who are at least age 50 as of December 31, 2003, and whose combined age plus years of Plan service total 65 or higher as of December 31, 2003, will continue to earn future benefits under the Pension Accumulation Plan. For example, if you are age 50 with 15 or more years of Plan service on December 31, 2003, you will continue to earn future benefits under the Plan.

For other participating Officers, the funds in your pension account earned through year-end 2003 will continue to accrue interest. However, there will be no additional contributions based on your earnings after December 31, 2003. Once you become vested (after five years of Plan service) you will be eligible to receive a benefit from this Plan at retirement or termination based on your account balance as of December 31, 2003, plus accrued interest.

New Officers hired after December 31, 2003, will not be eligible to participate in the Pension Accumulation Plan.

Mid-Year Changes

Generally, you will not be able to change your benefit elections until the next Open Enrollment period. However, IRS rules and the plans allow you to change your elections during the year if you have a qualified mid-year change.

Qualified Mid-Year Changes

Examples of qualified mid-year changes for which you can change some of your benefits during the year include:

•             Marriage, change in domestic partner status, divorce, legal separation or annulment

•             Birth or adoption of a child, or a change in a child custody arrangement

•             Death of your spouse/domestic partner or dependent

•             A change in your spouse’s/domestic partner’s/dependent’s employment status

•             A significant change in your spouse’s/domestic partner’s/dependent’s employer’s health care coverage, including Open Enrollment

•             A change in a dependent’s eligibility status because of marriage, age or loss of dependent status for federal tax purposes

•             A change in the cost of your dependent day care

•             Unpaid leaves of absence

The coverage change must be consistent with the qualifying event.

Note: If your spouse/domestic partner is currently ineligible for medical benefits under his or her employer’s plan but becomes eligible for benefits under that plan anytime during 2004, he or she must enroll in that plan and you may drop spouse/domestic partner coverage under the WellPoint plan mid-year.

If a qualified mid-year change occurs, it is your responsibility to contact the Associate Service Center within 31 days of the qualifying event. After you report the event to the Associate Service Center, you will receive an Enrollment Worksheet for your use in making changes to your benefits. You will need to complete the Enrollment Worksheet and return it with the appropriate documentation by the deadline listed on the form. Failure to act promptly could result in not having coverage for which you or your dependents would otherwise be eligible.

Continuing coverage for a dependent who is no longer eligible (e.g., divorce, termination of domestic partnership or a dependent child reaching the maximum age) is a violation of Company policy and subject to disciplinary action up to and including termination of employment. WellPoint pays for a portion of coverage for these individuals. You may be liable for premiums and all expenditures including, but not limited to, claims costs and any fees necessary to be reimbursed for any paid claims, as well as legal fees.

If you move to an area where there is no HMO, Dental Net, WellPoint Health CareAdvocate PPO or WellPoint PowerHealth fund available, you must change your option to one that is available in your new location. However, no other benefit changes will be allowed.

The chart on the following pages shows the changes you can make during the year. For allowable domestic partner changes, refer to the Domestic Partner Guide.

Qualified Mid-Year Changes

Event*	Election Changes You Can Make Within 31 Days of the Event	Coverage/Change Effective Date	Documentation Required
You get married

•   Enroll yourself, spouse and your spouse’s dependent children in Medical, Dental and/or Vision (may not change existing plans)

•    Cancel Medical, Dental and/or Vision for yourself and dependent children if you are electing coverage under your new spouse’s plan

•    Add Spouse Life

•    Enroll in/increase Health Care Spending Account

•    Enroll in/cancel/change amount of contribution to Dependent Day Care Spending Account

		Date of the event	Copy of marriage certificate

You get divorced, legally separated or have your marriage annulled

•    Enroll yourself and dependent children in Medical, Dental and/or Vision if you and your dependent children lose coverage under your former spouse’s plan(s)

•    Required to cancel spouse in Medical, Dental and Vision (COBRA coverage will be available for your spouse)

•    Required to cancel Spouse Life and Child Life for stepchildren

•    Enroll in/change contribution to Health Care Spending Account

•    Enroll in/cancel/change amount of contribution to Dependent Day Care Spending Account

		Date of the event	Copy of court documents

You gain a dependent child through birth, adoption or placement for adoption, or gain legal guardianship**

•    Enroll yourself, spouse and dependent children in Medical, Dental and/or Vision

•    Add new dependent child to existing Child Life coverage or enroll an only child

•    Enroll in/increase Health Care Spending Accounts

•    Enroll in/increase Dependent Day Care Spending Account

		Date of the event	Copy of birth certificate from hospital, copy of adoption papers or copy of court documents for legal guardianship

Your and/or your spouse’s dependent child becomes ineligible (e.g., gets married, is over maximum age or becomes a WellPoint associate) or you lose legal custody of a child

•    Required to cancel dependent child in Medical, Dental, Vision and Child Life (may be eligible for COBRA)

•   Cancel (if ineligible dependent is only person covered) or decrease Dependent Day Care Spending Account

		End of the month	Copy of court documents for legal custody None required for marriage, over maximum age, etc.

Your dependent child, age 19–24, returns to full-time student status	• Enroll dependent in Medical, Dental and/or Vision	Date school begins	Proof of full-time status and semester start date

Your spouse dies

•    Required to cancel spouse in Medical, Dental, Vision and Spouse Life

•    Enroll yourself and dependent children in Medical, Dental, Vision and Health Care Spending Account if you and your dependent children lose coverage under your deceased spouse’s plan(s)

•    Change amount of Health Care Spending Account

•    Enroll in/change amount of Dependent Day Care Spending Account

		Date of death	Copy of death certificate

Your dependent child dies	• Required to cancel dependent child in Medical, Dental, Vision and Child Life • Decrease Health Care Spending Account • Decrease Dependent Day Care Spending Account	Date of death	Copy of death certificate

*                 For allowable domestic partner changes, refer to the Domestic Partner Guide.

**          For PPO, WellPoint PowerHealth Fund, Group, Blue Cross HMO, Blue Choice Healthcare, UNICARE HMO, UNICARE Health Plan of Texas, BlueCHOICE HMO and HealthLink HMO plans, election changes for birth or adoption can be made within 60 days of the event. For non-WellPoint plans, the HMO will make the decision to add the newborn/adopted child, after the 31-day period has passed, on a case-by-case basis.

Event*	Election Changes You Can Make Within 31 Days of the Event	Coverage/Change Effective Date	Documentation Required
Your spouse begins employment or increases his/her work hours and gains Medical, Dental and/or Vision coverage through his/her employer	• Cancel yourself, spouse and/or dependent children in Medical, Dental and/or Vision • Change contribution to Health Care Spending Account • Enroll in/increase Dependent Day Care Spending Account	Date of the event	Documentation from spouse’s employer (e.g., benefits enrollment form or employment offer letter)

Your spouse ends employment or loses eligibility for benefits and you/your spouse/your dependent children lose Medical, Dental and/or Vision coverage through his/her employer

•    Enroll yourself, spouse and/or dependent children in Medical, Dental and/or Vision

•    Enroll in/change contribution to Health Care Spending Account

•    Cancel/decrease Dependent Day Care Spending Account

		Date of the event	Documentation from spouse’s employer (e.g., COBRA notice or HIPAA notice)

Your and/or your spouse’s dependent ends employment or loses eligibility for benefits through his/her employer	• Enroll dependent in Medical, Dental and/or Vision • Change contribution to Health Care Spending Account	Date of the event	Documentation from dependent’s employer (e.g., COBRA notice or HIPAA notice) and proof of full-time student status

Your spouse or dependent child begins full-time employment at WellPoint	• Required to cancel Spouse/Child Life	Date spouse or dependent child qualifies for benefits	None—Provide name and Social Security Number of spouse/dependent child

Your and/or your spouse’s dependent child begins employment or increases work hours and gains coverage through his/her employer	• Cancel Medical, Dental, Vision and Child Life for dependent child • Change contribution to Health Care Spending Account	Date of the event	Documentation from dependent’s employer (e.g., benefits enrollment form or employment offer letter)

You move outside HMO or PPO Service Area	• Required to elect new Medical plan in new location	Date of the event	Address change

You move outside Dental Net Service Area	• Enroll in new Dental plan	Date of the event	Address change

Your job status changes from part-time to full-time

•    Enroll in Medical, Dental, Vision, Employee Life, AD&D, Spouse Life, Child Life, STD and LTD

•    Enroll in/increase Health Care Spending Account

•    Enroll in/increase Dependent Day Care Spending Account

		First of the month following job status change	None—Human Resources action

Your job status changes from part-time (under 20 hours/week) to part-time at least 20 hours/week	• Enroll yourself, spouse and dependent children in Medical • Enroll in Health Care Spending Account • Enroll in Dependent Day Care Spending Account	First of the month following job status change	None—Human Resources action

Your job status changes from full-time to part-time (at least 20 hours/week)

•    Change Medical plan

•    Required to cancel Dental, Vision, STD, LTD, Employee Life, AD&D, Spouse Life and Child Life (COBRA may be available)

•    Enroll in/cancel/change contribution to Health Care Spending Account

•    Cancel/decrease Dependent Day Care Spending Account

		First of the month following job status change	None—Human Resources action

Your job status changes from full-time to part-time (less than 20 hours/week)	• Required to cancel Medical, Dental, Vision, STD, LTD, Employee Life, Spouse Life, Child Life, Health Care and Dependent Day Care Spending Account (COBRA may be available)	First of the month following job status change	None—Human Resources action

*            For allowable domestic partner changes, refer to the Domestic Partner Guide.

Event*	Election Changes You Can Make Within 31 Days of the Event	Coverage/Change Effective Date	Documentation Required
You begin an unpaid Leave of Absence (LOA)

•    Required to cancel contribution to Dependent Care Spending Account

•    Cancel Medical, Dental, Vision, STD, LTD, Employee Life, AD&D, or Spouse Life and/or Child Life.  Arrangements must be made for premium payment for plans you wish to continue.

		First of the month following the start of the LOA	WellPoint-approved LOA

Return from an unpaid Leave of Absence (LOA)

•    All coverage that was in effect before the leave will be reinstated if you return during the same calendar year.  If the LOA continues into the following calendar year, Open Enrollment elections will be permitted.

		Date of the event	None—Human Resources action

WellPoint determines that a Qualified Medical Child Support Order (QMCSO) requires you to cover your child	• Your dependent child, and yourself if necessary, may be enrolled in Medical, Dental and Vision.	Date of the event	Qualified judgment, decree or order

WellPoint receives notice that, due to a Qualified Medical Child Support Order (QMCSO), your child is covered under the plan of your child’s other parent.	• Your child may be disenrolled from Medical, Dental and/or Vision	Date of the event	Qualified judgment, decree or order and proof of other coverage.

Re-employment at WellPoint within 31 days of termination	• All coverage that was in effect before the leave will be reinstated unless there was an intervening event (e.g., marriage, divorce, Open Enrollment) that would permit a change	First of the month following job status change	None—Human Resources action

Re-employment at WellPoint more than 31 days after termination	• Must re-enroll in new benefits	See “Your Benefits Eligibility” on page 4.	None—Human Resources action

Change in Dependent Day Care provider	• Enroll in/cancel/change contribution to Dependent Day Care Spending Account	Date of the event	Invoice or letter indicating enrollment, or memo from associate stating withdrawal

Important Note: The allowable changes are permitted only if they are consistent with and on account of your change in status as determined under IRS regulations.

*                 For allowable domestic partner changes, refer to the Domestic Partner Guide.

Continuing Health Care Coverage (COBRA)

This is a summary of your rights and obligations under the COBRA continuation coverage provisions. Both you and your spouse, if any, should take the time to read this notice carefully. Domestic partners and children of domestic partners are not eligible for COBRA continuation.

COBRA requires that most Officers of WellPoint and its related companies and their families receive the opportunity for a temporary extension of health care coverage, called “continuation coverage,” at group rates in certain instances where coverage under the WellPoint Companies’ Group Health Plans (“Health Plans”) would end. For this purpose, the term “Health Plans” includes the WellPoint Companies’ medical, dental, vision, employee assistance and health care flexible spending account plans, and the term “qualified beneficiary” refers to individuals who are eligible to receive COBRA continuation coverage.

Qualifying Events for Officers

If you are an Officer of the WellPoint Companies covered by a Health Plan, you have the right to choose COBRA continuation coverage if you lose your Health Plan coverage because of the following:

•             A reduction in your hours of employment or

•             The termination of your employment (for reasons other than gross misconduct on your part).

Qualifying Events for Spouse and Dependent Children

If you are the spouse or a dependent child of an Officer covered by a Health Plan, you have the right to choose continuation coverage for yourself if you lose coverage for any of the following reasons:

•             The death of the covered Officer

•             A termination of the covered Officer’s employment (for reasons other than gross misconduct) or reduction in the covered associate’s hours of employment

•             Divorce or legal separation from the covered Officer

•             The covered Officer becomes entitled to Medicare.

•             You reach the maximum age allowed to be considered a dependent child.

•             You are no longer considered a dependent child.

There is no COBRA continuation coverage for domestic partners or their children.

Deadline for Election

When the Plan Administrator is notified that one of these qualifying events has happened, the Administrator will, in turn, notify you that you have the right to choose continuation coverage. Under COBRA, you have the later of 60 days from the date you receive the notice or 60 days from the date that you would lose coverage because of one of the qualifying events described above to inform the Plan Administrator that you want continuation coverage. If you do not choose continuation coverage, your group Health Plan coverage will end.

Type of Coverage

If you choose continuation coverage, the WellPoint Companies are required to give you coverage which, as of the time coverage is being provided, is identical to the coverage provided under the Health Plan to similarly situated Officers or family members.

Length of Coverage

COBRA requires that you be afforded the opportunity to maintain continuation coverage for 36 months unless you lost Health Plan coverage because of a termination of employment or reduction in hours. In that case, the required continuation coverage period is 18 months.

The 18-month period may be extended to 29 months if a qualified beneficiary is determined by the Social Security Administration to be disabled (for Social Security disability purposes) at any time during the first 60 days of COBRA coverage. This 11-month extension is available to all individuals who are qualified beneficiaries due to a termination or reduction in hours of employment. To benefit from this extension, a qualified beneficiary must notify the Plan Administrator within 60 days from the date on which the disability was determined. This notification must also occur before the end of the original 18-month period. The affected individual must also notify the Plan Administrator within 30 days of the date on which the individual is no longer determined to be disabled.

The 18- or 29-month period may be extended if other qualifying events (for example, divorce, death or entitlement to Medicare) occur during the period. Coverage will not be extended beyond 36 months from the date of the qualifying event that originally made you eligible to elect COBRA continuation coverage.

If you are enrolled in the Blue Cross of California HMO plan, the initial 18- or 29-month period may be extended an additional 18 or 7 months, not to exceed a maximum of 36 months, if certain conditions apply. If you qualify for this extension, the COBRA Plan Administrator will send you a notice 90 days prior to the termination of your initial COBRA period of 18 or 29 months.

A child who is born to or placed for adoption with the covered Officer during a period of COBRA coverage will be eligible to become a qualified beneficiary if the Plan Administrator is notified within 31 days of the birth or placement of the child.

Early Termination of Coverage

COBRA provides that your continuation coverage may be shortened for any of the following five reasons:

•             The WellPoint Companies no longer provide group health coverage to any of their associates.

•             The premium for continuation coverage is not paid on time.

•             The qualified beneficiary becomes covered under another group health plan that does not contain any exclusion or limitation for any pre-existing condition that affects the qualified beneficiary.

•             The qualified beneficiary becomes entitled to Medicare.

•             The qualified beneficiary has already received 18 months of coverage due to disability, and there has been a final determination that the qualified beneficiary is no longer disabled.

The Plan Administrator reserves the right to terminate your COBRA coverage retroactively if you are determined to be ineligible for COBRA.

Cost of Coverage

You do not have to show that you are insurable to choose continuation coverage. However, the law provides for payment by the qualified beneficiary of 100% of the premium for continuation coverage plus an administrative fee. The cost of continuation will be 102% of the premiums. However, if you are eligible to extend continuation of coverage for an additional 11 months due to disability, the cost of continuation for any additional months will be 150% of the premiums. There is a grace period of 30 days for the regularly scheduled premium.

If you are enrolled in the Blue Cross of California HMO plan and are eligible for an additional 18 months of COBRA, the cost of continuation will be 110% of the premiums for those not determined to be disabled. If you have been determined to be disabled and are extending continuation coverage an additional 7 months beyond 29 months of continuation coverage, your cost will be 150% of the premiums.

Cancellation for Non-Payment

•             Premiums are due on the last day of the calendar month preceding coverage.

•             Coverage will be cancelled if payment is not received within 30 days of the due date.

•             It is the participant’s responsibility to make sure premiums are received by the due date, allowing sufficient mail time.

•             Once coverage is cancelled for non-payment, it will not be reinstated.

Additional Information

If you have any questions about COBRA, please contact the Associate Service Center.

Important Information

Actively at Work

If you are not actively at work on a full-time basis on the day your coverage or an increase in your benefits would otherwise begin, then your coverage or an increase in benefits will not begin until the date you return to active work on a full-time basis.

If you elect a medical plan offered by WellPoint, coverage will become effective under the plan even if you are hospitalized or on medical leave on the effective date.

The Health Insurance Portability and Accountability Act of 1996 (HIPAA)

Pre-existing condition exclusions have been eliminated from the WellPoint Health CareAdvocate PPO and Group Medical Plans. Special enrollment provisions for associates declining medical coverage have been adopted.

Special Enrollment Rights

If you are declining enrollment for yourself or your dependents because of other health insurance coverage, you may be able to enroll yourself or your dependents in the future in a medical plan offered by WellPoint, provided that you request enrollment within 31 days after your other coverage ends.

In addition, if you have a new dependent or other person eligible under our plans as a result of marriage, domestic partnership, birth, adoption or placement for adoption, you may be able to enroll yourself and other eligible persons, provided that you request enrollment within 31 days after the marriage, birth, adoption or placement for adoption.

Newborns’ and Mothers’ Health Protection Act

Group health plans and health insurance issuers generally may not, under federal law, restrict benefits for any hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a vaginal delivery, or less than 96 hours following a cesarean section. However, federal law generally does not prohibit the mother’s or newborn’s attending provider, after consulting with the mother, from discharging the mother or her newborn earlier than 48 hours (or 96 hours as applicable). In any case, plans and issuers may not, under federal law, require that a provider obtain authorization from the plan or the insurance issuer for prescribing a length of stay not in excess of 48 hours (or 96 hours).

Women’s Health and Cancer Rights Act of 1998

The Women’s Health and Cancer Rights Act of 1998 requires that all health plans cover post-mastectomy breast surgery if they provide medical and surgical coverage for mastectomies. If you and/or your eligible dependents receive these benefits under a WellPoint-sponsored medical plan, the plan must cover:

•             Reconstruction of the breast on which the mastectomy was performed;

•             Surgery and reconstruction of the other breast to produce a symmetrical appearance;

•             Prostheses and

•             Treatment for physical complications of all stages of mastectomy, including lymphedemas.

Benefits required under the Women’s Health and Cancer Rights Act will be provided in consultation between the patient and attending physician. These benefits are subject to the same health plan deductibles, copayments and coinsurance that apply to any other benefit under the specific plan and cannot be denied or reduced on the grounds that they are cosmetic in nature or that they otherwise do not meet the plan’s definition of “medically necessary.”

If you are enrolled in an HMO offered by WellPoint, please be aware that several states have enacted similar laws requiring coverage for treatment related to mastectomies. If the similar law of the state in which your HMO is located is more generous than the federal law, your benefits will be paid in accordance with your state’s law.

Qualified Medical Child Support Order

Plan participants and their beneficiaries can obtain, without charge, a copy of the Qualified Medical Child Support Order (QMCSO) procedures from the Plan Administrator.

Important Telephone Numbers

Associate Service Center		(877) 342-5272
Medical
PPO		(800) 234-0111
Group		(800) 234-0111
HMOs
CA:	Blue Cross HMO	(800) 234-0111
GA:	Blue Choice Healthcare	(800) 441-2273
IL:	UNICARE HMO (Illinois)	(800) 234-0111
MA:	Network Blue	(800) 588-5509
MI:	Blue Care Network of S.E. Michigan	(800) 662-6667
TX:	HMO Blue Cross (Dallas/Ft. Worth)	(877) 299-2377
	UNICARE Health Plan of Texas	(800) 234-0111
MO:	BlueCHOICE HMO	(866) 622-8322
	HealthLink HMO	(800) 624-2356
	Precertification only	(877) 284-0102
VA:	CareFirst BlueChoice HMO	(866) 520-6099
Dental
Dental Net (California only)		(800) 627-0004
WellPoint Standard Dental		(800) 627-0004
WellPoint Enhanced Dental		(800) 627-0004
Dental ID cards (Georgia HMO)		(800) 441-2273
Dental ID cards (BCBSMo/Healthlink HMO)		(800) 556-6769
Vision
VSP		(800) 877-7195
Mail Order Prescriptions		(866) 274-6825
UniAccount (Flexible Spending Accounts)		(888) 209-7976
Blue Choice On Call (Georgia)		(888) 724-BLUE (2583)
MedCall (ID # 1005)		(888) 629-4000
Employee Assistance and Work/Life Program		(888) 777-6665
Group Universal Life Insurance		(415) 743-7704
Comprehensive Executive Non-Qualified Retirement Plan		(805) 557-5801
Vanguard’s Voice Network		(800) 523-1188
Employee Stock Purchase Plan
E*Trade		(800) 838-0908

Important Addresses for Claims

Medical—PPO

WellPoint
P.O. Box 4109
Woodland Hills, CA 91365
Attn: Associate Claims Unit

Dental

WellPoint
P.O. Box 9066
Oxnard, CA 93031-9066
Attn: Associate Claims Unit

Vision

Vision Service Plan
P.O. Box 997105
Sacramento, CA 95899-7105

Associates in Georgia

Medical—HMO
Blue Choice Healthcare
P.O. Box 9907
Columbus, GA 31908-6007

Associates in Missouri

Medical—HMO
BlueCHOICE
P.O. Box 66834
St. Louis, MO 63166-6834

Medical—HealthLink HMO
HealthLink
P.O. Box 411580
St. Louis, MO 63141-1580

Pharmacy Drugs

WellPoint Pharmacy
P.O. Box 4165
Woodland Hills, CA 91365-4165

Mail Order Prescriptions
Prescription Drug Program—Mail Service
P.O. Box 961025
Fort Worth, TX 76161-9863

Spending Accounts

UniAccount
P.O. Box 4381
Woodland Hills, CA 91365-4381

October 2003